Exhibit 19.2.6

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE U.S. SECURITIES EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”)

As of 31 December 2025, AngloGold Ashanti plc (“AngloGold Ashanti” or “AGA”) had the following series of securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Ordinary Shares	AU	New York Stock Exchange
3.375% Notes due 2028	AU/28	New York Stock Exchange
3.750% Notes due 2030	AU/30	New York Stock Exchange
6.500% Notes due 2040	AU/40	New York Stock Exchange

AngloGold Ashanti is the issuer of the ordinary shares (“AGA ordinary shares”), as described below. The debt securities registered pursuant to Section 12(b) of the Exchange Act described herein were issued by AngloGold Ashanti Holdings plc (“AGA Holdings” or “AGAH”), a direct wholly-owned subsidiary of AngloGold Ashanti. AngloGold Ashanti is a guarantor and co-registrant of the debt securities issued by AGA Holdings described herein.
The AGA ordinary shares are described below under “—Description of AngloGold Ashanti Ordinary Shares”. The 3.375% notes due 2028 are described below under “—Debt Securities—Description of the 2028 Notes”. The 3.750% notes due 2030 are described below under “—Debt Securities—Description of the 2030 Notes”. The 6.500% notes due 2040 are described below under “—Debt Securities—Description of the 2040 Notes”.
Capitalized terms used but not defined herein have the meanings given to them in AngloGold Ashanti’s Annual Report on Form 20-F for the fiscal year ended 31 December 2025 (the “2025 Form 20-F”). Terms that are defined below retain such definitions solely for purposes of the relevant description of securities.
A.     Description of AngloGold Ashanti Ordinary Shares
AGA ordinary shares are listed on the New York Stock Exchange and are registered under Section 12(b) of the Exchange Act.
General
Unless stated otherwise, the following is a description of the material terms of the AngloGold Ashanti articles of association. This description is a summary only and is not a complete description of such terms. The rights of holders of AGA ordinary shares are governed by the AngloGold Ashanti articles of association, the United Kingdom Companies Act 2006 (“UK Companies Act”) and the laws of England and Wales more generally.
AngloGold Ashanti plc (Registration No. 14654651; LEI No. 2138005YDSA7A82RNU96) was incorporated as a private limited company under the laws of England and Wales on 10 February 2023 and was re-registered as a public limited company and changed its name to AngloGold Ashanti plc on 22 June 2023 for the purposes of carrying out the corporate restructuring. On 25 September 2023, upon completion of the corporate restructuring, AngloGold Ashanti plc became the parent company of the Group. The Company operates under the UK Companies Act, and is governed by the AngloGold Ashanti articles of association. The AngloGold Ashanti articles of association are not required to include, and do not include, the details of the objects and purposes of the Company.
The following description of the material terms of the AngloGold Ashanti articles of association includes a summary of certain specific provisions of the AngloGold Ashanti articles of association. This summary does not contain all the information pertaining to the rights of holders of AGA ordinary shares and is qualified in its entirety by reference to the laws of England and Wales and AngloGold Ashanti’s governing corporate documents. You are
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encouraged to read the AngloGold Ashanti articles of association, a copy of which is filed as Exhibit 19.1 and is incorporated herein by reference.
In respect of AngloGold Ashanti, references to a “shareholder” are references to the registered legal owner of AGA ordinary shares and references to a “beneficial owner” are references to the owner of a beneficial interest in AGA ordinary shares.
Each of the AGA ordinary shares is fully paid, and is not subject to any further calls or assessments by AngloGold Ashanti. There are no conversion rights or redemption provisions relating to any of the AGA ordinary shares.
Under English law, a person who is neither a resident nor national of the United Kingdom may freely hold (both legally and beneficially), vote and transfer AGA ordinary shares in the same manner and under the same terms as a UK resident or national.
Under English law, the AngloGold Ashanti articles of association may only be amended by means of a special resolution of the shareholders. The AngloGold Ashanti board is not authorised to change the AngloGold Ashanti articles of association.
Election of directors
Under English law, public companies such as AngloGold Ashanti must have at least two directors, and at least one director must be a natural person – the AngloGold Ashanti articles of association can however set out a higher minimum. English law does not prescribe a maximum number of directors, although the AngloGold Ashanti articles of association can impose a maximum. The AngloGold Ashanti articles of association provide that AngloGold Ashanti must have a minimum of four directors and a maximum of 20 directors (disregarding alternate directors).
Pursuant to the AngloGold Ashanti articles of association, shareholders have the right to elect directors by ordinary resolution. Subject to the written approval of a majority of AngloGold Ashanti directors, the AngloGold Ashanti board is also entitled to appoint directors, although such appointment must then be approved by shareholders by way of ordinary resolution at the next general meeting.
The AngloGold Ashanti articles of association impose requirements with respect to the content of a shareholder notice submitted by a shareholder nominating a director for election (in addition to the requirements imposed generally to requisition a resolution at a shareholders meeting). The notice must include, among other things, information regarding any voting commitments or compensation arrangements of such nominee, as well as material relationships of the person requisitioning the resolution and/or certain associated persons and the nominee and any other information that may be required to be disclosed in connection with the election of such director pursuant to Regulation 14A under the Exchange Act. The above must be provided within the timeframes specified for requisitioning shareholder proposals.
If a shareholder fails to comply with the notice requirements set out in the AngloGold Ashanti articles of association, AngloGold Ashanti will not be obliged to put the resolution for appointment of the nominee to the general meeting (and such resolution may not be properly moved at the annual general meeting).
If Rule 14a-19 promulgated under the Exchange Act applies to AngloGold Ashanti:
•for any shareholder nominating a person for appointment as director to the AngloGold Ashanti board (and the beneficial owner, if any, on whose behalf the nomination is being made), such letter must include a representation that the shareholder giving notice and/or beneficial owner will, to the extent any proxies in support of director nominees other than AngloGold Ashanti’s nominees are solicited, (a) solicit proxies from holders of AngloGold Ashanti’s outstanding shares representing at least 67 percent of the voting power of shares entitled to vote on the election of directors, (b) include a statement to that effect in its proxy statement and/or the proxy form, (c) otherwise comply with Rule 14a-19 promulgated under the Exchange Act and (d) provide the secretary of AngloGold Ashanti not less than five days prior to the meeting or any adjournment, rescheduling or postponement thereof, with reasonable documentary evidence (as determined by the secretary
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of AngloGold Ashanti in good faith) that such shareholder and/or beneficial owner complied with such representations;
•if a shareholder providing notice and/or beneficial owner that intends to solicit proxies in support of director nominees other than AngloGold Ashanti’s nominees no longer intends to solicit proxies in accordance with its representation pursuant to the above requirements, such shareholder and/or beneficial owner will inform AngloGold Ashanti of this change by delivering a writing to the secretary of AngloGold Ashanti no later than two business days after the occurrence of such change; and
•if a shareholder and/or beneficial owner providing such notice is not in compliance with such representations and the AngloGold Ashanti articles of association, no action will be taken on such nomination and such nominee will be deemed disqualified, notwithstanding that proxies in respect of such nominee may have been received by AngloGold Ashanti.
If at a general meeting of AngloGold Ashanti, the number of directors approved to be appointed will exceed the maximum number of directors set out in the AngloGold Ashanti articles of association, the first 20 directors approved to be appointed at the general meeting will be so appointed and no further directors will be appointed at such meeting.
As a public company, AngloGold Ashanti may not appoint more than one person as a director by a single resolution at a general meeting of its shareholders, unless a resolution approving the motion has first been unanimously agreed by the meeting – this is intended to ensure the meeting is free to reject individual candidates, so the meeting cannot be presented with only the option of electing a team to the AngloGold Ashanti board.
English law permits companies to provide for terms of different lengths for its directors. Any director’s employment agreement with a guaranteed term of more than two years must be subject to the prior approval of shareholders by way of ordinary resolution at a general meeting. Pursuant to the AngloGold Ashanti articles, at every annual general meeting, all the directors at the date of the notice convening the annual general meeting will retire from office and may offer themselves for reappointment by the shareholders.
Under English law:
•a person may not be appointed as a director unless they are at least 16 years of age at the time the appointment takes effect;
•at least one director of each company must be a natural person;
•except with the leave of the court, a person is prohibited from acting as a director of a company if:
◦the person is an undischarged bankrupt;
◦a moratorium period under a debt relief order applies in relation to the person;
◦a bankruptcy restrictions order or undertaking, or a debt relief restrictions order or undertaking, is in force in respect of the person; or
◦the person is subject to an order made under section 429(2)(b) (disabilities on revocation of administration order against an individual) of the UK Insolvency Act 1986; and
•a court may or, in some cases, must make an order disqualifying a person from acting as a director, including without limitation:
◦where they are convicted of an indictable offence (whether on indictment or summarily) in connection with the promotion, formation, management, liquidation or striking off of a company, with the receivership of a company’s property or with their being an administrative receiver of a company;
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◦where it appears they have been persistently in default in relation to requirements for any return, account or other document to be filed with, delivered or sent, or notice of any matter to be given, to the UK Registrar of Companies; and
◦where they have been convicted of a relevant foreign offence, including offences committed in connection with the promotion, formation or management of a company overseas which corresponds to an indictable offence under the law of England and Wales or Scotland.
The AngloGold Ashanti articles of association impose requirements with respect to certain directors nominated for appointment or reappointment (as applicable) at each annual general meeting. Pursuant to the AngloGold Ashanti articles of association, the directors shall:
•at each annual general meeting during the period from 25 September 2023 until the date which is five years following such date, nominate for appointment or reappointment (as applicable) a minimum of two representatives from South Africa; and
•at each annual general meeting following expiry of the period referred to above, nominate for appointment or reappointment (as applicable) a minimum of one representative from South Africa.
Removal of directors
Under English law, irrespective of any provisions in the AngloGold Ashanti articles of association to the contrary, the shareholders may remove any of the AngloGold Ashanti directors without cause by ordinary resolution at a meeting, provided notice of the proposal is given to AngloGold Ashanti by the shareholder making such proposal at least 28 days prior to the general meeting at which such proposal is to be put to shareholders. An AngloGold Ashanti director subject to the procedure has the right to (i) make certain written representations as to why he should not be removed (which AngloGold Ashanti must then circulate to its shareholders) and (ii) be heard orally at the general meeting. Additionally, under the AngloGold Ashanti articles of association, the shareholders may remove any of the AngloGold Ashanti directors without cause by special resolution at a meeting, in which case the aforementioned procedural requirements shall not apply.
Further, under the AngloGold Ashanti articles of association, any AngloGold Ashanti director automatically stops being a director if:
•the AngloGold Ashanti director gives AngloGold Ashanti written notice of resignation and the resignation becomes effective;
•the AngloGold Ashanti director gives AngloGold Ashanti a written notice in which the AngloGold Ashanti director offers to resign, the AngloGold Ashanti board decides to accept this offer and the resignation becomes effective;
•all of the other AngloGold Ashanti directors (who must comprise at least three people) pass a resolution or sign a written notice removing the AngloGold Ashanti director as a director;
•the AngloGold Ashanti director is or has been suffering from mental or physical ill health and the AngloGold Ashanti directors pass a resolution removing the AngloGold Ashanti director from office;
•the AngloGold Ashanti director has missed AngloGold Ashanti directors’ meetings (whether or not an alternate director appointed by the absent AngloGold Ashanti director attends those meetings) for a continuous period of six months without permission from the AngloGold Ashanti directors and the AngloGold Ashanti directors pass a resolution removing the AngloGold Ashanti director from office;
•a bankruptcy order is made against the AngloGold Ashanti director or the AngloGold Ashanti director makes any arrangement or composition with their creditors generally;
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•the AngloGold Ashanti director is prohibited from being an AngloGold Ashanti director under any statute (and any orders, regulations or other subordinate legislation made under it) applying to AngloGold Ashanti; or
•the AngloGold Ashanti director ceases to be an AngloGold Ashanti director under any statute (and any orders, regulations or other subordinate legislation made under it) applying to AngloGold Ashanti, or is removed from office under the AngloGold Ashanti articles of association.
If an AngloGold Ashanti director stops being an AngloGold Ashanti director for any reason, that person will also automatically cease to be a member of any committee or sub-committee of the AngloGold Ashanti board.
Board remuneration
AngloGold Ashanti is required to put in place a directors’ remuneration policy containing details of the components of the remuneration payments that may be made to AngloGold Ashanti’s directors (executive and non-executive). AngloGold Ashanti must submit its directors’ remuneration policy to a binding shareholder vote every three years. Subject to the terms of the remuneration policy, the directors or any committee authorised by the directors may decide how much to pay each director by way of fees.
AngloGold Ashanti can pay the reasonable travel, hotel and incidental expenses of each director incurred in attending and returning from general meetings, meetings of the directors or committees of the directors, or any other meetings which the director is entitled to attend as a director. AngloGold Ashanti will pay all other expenses properly and reasonably incurred by each director in connection with AngloGold Ashanti’s business or in the performance of their duties as directors.
Share Capital
Pursuant to the AngloGold Ashanti articles of association, the AngloGold Ashanti board is authorised to allot shares in AngloGold Ashanti, and to grant rights to subscribe for or convert any security into shares in AngloGold Ashanti, up to a nominal amount of $253,659,735 (representing approximately 60 percent of the aggregate nominal amount of AngloGold Ashanti’s issued share capital immediately following implementation of the corporate restructuring), such authority to apply until the date that is five years after the date of adoption of the AngloGold Ashanti articles of association. Notwithstanding the preceding sentence, the AngloGold Ashanti articles of association provide that AngloGold Ashanti will comply with Rule 312.03(c) under the New York Stock Exchange’s Listed Company Manual (the “20% rule”). Pursuant to the 20% rule, any allotment of shares, or of securities convertible into or exercisable for shares, that results in the issuance of 20 percent or more of either the number of shares outstanding or the voting power outstanding before the issuance, will require shareholder approval via ordinary resolution of shareholders, other than any such issuance that is (1) a public offering for cash or (2) another financing for cash at a price which is at least equal to the “Minimum Price” (as defined below), other than, in the case of item (2), issuances in connection with an acquisition, when the shares issued, combined with any other issuance in connection with the acquisition, equal or exceed 20 percent of either the number of shares outstanding or the voting power outstanding before the issuance. “Minimum Price” is defined in accordance with Rule 312.04 under the New York Stock Exchange’s Listed Company Manual as the lower of: (i) the official closing price on the New York Stock Exchange immediately preceding the signing of the binding agreement with respect to the applicable issuance; or (ii) the average official closing price on the New York Stock Exchange for the five trading days immediately preceding the signing of the binding agreement with respect to the applicable issuance. Authority to allot additional shares, or to allot shares after the expiry of this authority, may be granted to the AngloGold Ashanti board by way of an ordinary resolution of the shareholders.
AngloGold Ashanti submitted a pre-transaction clearance application to His Majesty’s Revenue and Customs (“HMRC”) in order to confirm the UK stamp duty reserve tax (“SDRT”) treatment of the issuances of AGA ordinary shares by AngloGold Ashanti as part of the corporate restructuring. In the event of a future issuance of shares, AngloGold Ashanti may need to obtain a further clearance from HMRC at the relevant time.
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Pre-emptive rights
English law generally provides shareholders with pre-emptive rights when new shares are issued for cash. However, it is possible for a company’s articles of association or shareholders in a general meeting to exclude pre-emptive rights. Such an exclusion of pre-emptive rights may be for a maximum period of five years from: (i) the date of adoption of the relevant articles of association, if the exclusion is contained in the articles of association; or (ii) the date of the shareholder resolution, if the exclusion is granted by shareholder resolution. In either case, this exclusion needs to be renewed by the company’s shareholders on expiration (i.e., at least every five years), but may be sought more frequently for additional five-year periods (or any shorter period).
Pursuant to the AngloGold Ashanti articles of association, the AngloGold Ashanti board is authorised to exclude pre-emptive rights for a period of five years after the date of adoption of the AngloGold Ashanti articles of association in respect of the allotment of equity securities or the sale of AGA ordinary shares held as treasury shares for cash up to a maximum nominal amount of $253,659,735. This authorisation under the AngloGold Ashanti articles of association will be in addition to any power granted to the AngloGold Ashanti board by the shareholders by means of a special resolution.
Voting Rights and Restrictions on Voting
All AGA ordinary shares have equal voting rights and all registered holders of AGA ordinary shares are entitled to attend and vote at all general meetings of AngloGold Ashanti. AngloGold Ashanti may issue, subject to the restrictions discussed above under the caption “—Share Capital”, shares with preferential voting rights. This section assumes that all shares have equal voting rights and that no preferential shares are issued.
Under English law, resolutions to be voted on by shareholders at a general meeting can be either (i) an ordinary resolution, which means that the resolution must be passed by a simple majority of the votes cast by those entitled to vote (if the vote is by show of hands) or a simple majority of the total voting rights of shareholders who (being entitled to do so) vote in person, by proxy or in advance on the resolution (if the vote is by poll), or (ii) a special resolution, which means that the resolution must be passed by a majority of not less than 75 percent of the votes cast by those entitled to vote (if the vote is by show of hands) or shareholders representing not less than 75 percent of the total voting rights of the shareholders who (being entitled to do so) vote in person, by proxy or in advance on the resolution (if the vote is by poll). For a resolution to be regarded as a special resolution, the notice of the general meeting must specify the intention to propose the resolution as a special resolution.
For the purposes of determining which persons are entitled to attend or vote at a general meeting, AngloGold Ashanti may specify in the notice convening the general meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting.
Pursuant to the AngloGold Ashanti articles of association, any resolution put to the vote at a general meeting held partly by means of an electronic facility will, unless the chair of the meeting directs that it will be decided on a show of hands, be decided by way of a vote on a poll. Any such poll will be treated as having been validly demanded at the time fixed for the holding of the meeting. If a general meeting is not held by means of an electronic facility, a resolution put to the vote at any general meeting will be decided on a show of hands, unless a poll is demanded (in one of the manners set out below) when, or before, the chair of the meeting declares the result of the show of hands.
A poll may be demanded by:
•the chair of the meeting;
•at least five persons at the meeting who are entitled to vote;
•one or more shareholders at the meeting who are entitled to vote (or their proxies) and who hold between them at least ten percent of the total votes of all shareholders who have the right to vote at the meeting, provided that where a shareholder is present by one or more proxies, each proxy will be treated as holding only the shares in respect of which it is authorised to exercise voting rights; or
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•one or more shareholders at the meeting who are entitled to vote (or their proxies) and whose shares are fully paid up and represent at least ten percent of the total sum paid up on all shares which give the right to vote at the meeting, provided that where a shareholder is present by one or more proxies, each proxy will be treated as holding only the shares in respect of which it is authorised to exercise voting rights.
The chair of the meeting can also demand a poll before a resolution is put to the vote on a show of hands.
Notwithstanding the foregoing, for so long as any of the AGA ordinary shares are held in a settlement system operated by the Depository Trust Company (“DTC”), any resolution put to the vote of a general meeting (held in whatever form) must be decided on a poll.
On a vote by way of a show of hands, each shareholder who is present at the general meeting in person and each duly appointed proxy has one vote, except that if the proxy has been duly appointed by more than one shareholder entitled to vote and is instructed by one or more of those shareholders to vote for the resolution and by one or more others to vote against it, or is instructed by one or more of those shareholders to vote in one way and is given discretion as to how to vote by one or more others (and wishes to use that discretion to vote in the other way) the proxy will then have one vote for and one vote against the resolution.
On a vote on a resolution by way of a poll, each shareholder present in person or by proxy has one vote for every AngloGold Ashanti share of which it is the holder.
If more than one joint shareholder votes (including voting by proxy), the only vote that will count is the vote of the person whose name is listed before the other voters on the register for the share.
If a shareholder appoints more than one proxy and gives those proxies the apparent right to exercise votes on behalf of that shareholder in a general meeting over more shares than are held by the shareholder, then each of the proxy forms will be invalid. Notwithstanding the foregoing, if more than one valid proxy form is received in respect of the same share (or shares) for use at the same meeting or poll, the one which is dated with the latest date will be treated as the valid form.
In the event Rule 14a-19 promulgated under the Exchange Act applies to AngloGold Ashanti and AngloGold Ashanti receives proxies for disqualified or withdrawn nominees for the AngloGold Ashanti board, such votes for such disqualified or withdrawn nominees in the proxies will be disregarded and not taken into account at any shareholders’ meeting.
Any vote or demand for a poll made under the authority of a valid proxy will be valid unless written notice has been received by AngloGold Ashanti that (i) the person who appointed the proxy has died or is of unsound mind; (ii) the proxy form has been revoked; or (iii) the authority of the person who signed the proxy form for the shareholder has been revoked. Such written notice must be received before the deadline for when the proxy form should have been received to be valid for use.
Shareholders do not have a right to cumulative voting.
Dividends and Other Distributions
Declaring and paying dividends – Under English law, before a company can lawfully make a distribution or dividend, it must first ensure it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for distribution are its accumulated realised profits (which have not been previously utilised by distribution or capitalisation) less its accumulated realised losses (which have not been previously written off in a reduction or reorganisation of capital duly made). This requirement applies to AngloGold Ashanti and to each of AngloGold Ashanti’s subsidiaries which has been (or will be) incorporated under English law. Dividends received by AngloGold Ashanti from its subsidiaries would contribute to its accumulated realised profits.
Further, AngloGold Ashanti is also subject to certain capital maintenance requirements to ensure the net worth of AngloGold Ashanti is at least equal to the amount of AngloGold Ashanti’s capital. As a public limited company,
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AngloGold Ashanti can only make a distribution: (i) if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and distributable reserves; and (ii) if and to the extent that the distribution itself, at the time that it is made, does not reduce the amount of AngloGold Ashanti’s net assets to less than that total.
Subject to the foregoing, shareholders can declare dividends in accordance with their rights by passing an ordinary resolution. No such dividend can exceed the amount recommended by the AngloGold Ashanti board. The AngloGold Ashanti board may pay the fixed or other dividends on AGA ordinary shares on the dates prescribed for the payment of those dividends. The AngloGold Ashanti board may also, if the AngloGold Ashanti board considers that the financial position of AngloGold Ashanti justifies such payment, pay interim dividends on AGA ordinary shares on any dates and for any periods which they decide. If the AngloGold Ashanti board acts in good faith, it will not be liable for any loss that any shareholders may suffer because a lawful dividend has been paid on other shares which rank equally with or behind their shares, including the AGA ordinary shares.
Amount – All dividends on AGA ordinary shares will be declared and paid in proportions based on the amounts paid up on such shares during any period for which the dividend is paid. AngloGold Ashanti may issue shares that rank prior to the AGA ordinary shares in respect of payment of dividends.
Interest – Unless the rights attaching to the relevant shares or the terms of issue of the relevant shares state otherwise, no dividend or other sum payable by AngloGold Ashanti on or in respect of its shares carries a right to interest from AngloGold Ashanti. Dividends and other sums payable on or in respect of the AGA ordinary shares will not bear interest.
Currency – Unless the rights attaching to or terms of issue of the relevant shares say otherwise, a dividend or any other money payable in respect of a share may be paid in whatever currency the AngloGold Ashanti board decides. Dividends and other money payable in respect of the AGA ordinary shares may be paid in any currency selected by the AngloGold Ashanti board, although AngloGold Ashanti is expected to pay dividends and other distributions, if any, in U.S. dollars and South African rand. The AngloGold Ashanti board may decide the rate of exchange for any currency conversions which may be required, as well as how any costs involved (in relation to the currency of any dividend) are to be met.
Amounts due on shares can be deducted from dividends – If a shareholder owes AngloGold Ashanti any money for calls on shares or money in any other way relating to its shares, the AngloGold Ashanti board can deduct any of this money from any dividend or other money payable to the shareholder on or in respect of any share held by the shareholder. Money deducted in this way can be used to pay amounts owed to AngloGold Ashanti.
Dividend not in cash – If recommended by the AngloGold Ashanti board, shareholders may, by ordinary resolution, direct and the directors can decide (without any shareholder approval requirement) that the payment of all or any part of the dividend be satisfied by the distribution of specific assets. The AngloGold Ashanti board can also decide that the payment of all or any part of an interim dividend be satisfied by the distribution of specific assets. Where any difficulty arises in regard to the distribution, the AngloGold Ashanti board may settle the same as it thinks fit.
Unclaimed dividends – Where any dividends or other amounts payable on an AngloGold Ashanti ordinary share have not been claimed, the AngloGold Ashanti board can invest them or use them in any other way for AngloGold Ashanti’s benefit until they are claimed. AngloGold Ashanti will not be a trustee of the money and will not be liable to pay interest on it. If a dividend or other money has not been claimed for six years after being declared or becoming due for payment, it will be forfeited and go back to AngloGold Ashanti unless the AngloGold Ashanti board decides otherwise.
Manner of payment – The AngloGold Ashanti board may elect to pay dividends solely by means of electronic transfer to an account nominated in writing by the shareholder, or such other method as the AngloGold Ashanti board deems appropriate and which method may be different for different shareholders or groups of shareholders. Amounts due to shareholders who provide no, or invalid, account details will be treated as unclaimed.
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AngloGold Ashanti may cease sending dividend payments in respect of any shares if these payments have been returned undelivered to, or left uncashed by, the shareholder on at least two consecutive occasions or, if following one such occasion, reasonable inquiries have failed to establish a shareholder’s new address. AngloGold Ashanti must recommence sending payments for dividends payable on that share if the person(s) entitled so request and have supplied in writing a new address or account to be used for that purpose.
Once a dividend has been paid to a shareholder, AngloGold Ashanti’s obligation in respect of such dividend will be discharged and no person may bring a claim against AngloGold Ashanti in respect of such dividend.
Scrip Dividends – The AngloGold Ashanti board can offer holders of AGA ordinary shares (excluding any shareholder holding shares as treasury shares) the right to choose to receive extra AGA ordinary shares, which are credited as fully paid up, instead of some or all of their cash dividend. Before they can do this, shareholders must have passed an ordinary resolution authorising the AngloGold Ashanti board to make this offer (in the case of both final and interim dividends).
The ordinary resolution can apply to some or all of a particular dividend or dividends, or it can apply to some or all of the dividends which may be declared or paid in a specified period. The specified period must not end later than the third anniversary of the date on which the ordinary resolution is passed.
Record Date – The AngloGold Ashanti board may select a date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before the date on which the dividend, distribution, allotment or issue is made or paid, including before any relevant resolution was passed.
Transferability
Any person whose AGA ordinary shares are held through DTC may transfer the beneficial interest in some or all of their AGA ordinary shares to another person through DTC although the legal title to such shares will remain with Cede & Co., as nominee for DTC.
Any shareholder holding shares in certificated form may transfer some or all of its certificated shares to another person by way of a written instrument of transfer in the usual standard form or in any other form approved by the AngloGold Ashanti board. Any written instrument of transfer for certificated shares must be signed or made effective in some other way by, or on behalf of, the transferor and (in the case of a partly paid-up share) the transferee. The person transferring AGA ordinary shares will continue to be treated as a shareholder until the shareholder register is updated to include the name of the person to whom the share is being transferred as the holder of that share.
As a matter of general principle, the AngloGold Ashanti board may decline to register any transfer of the legal title to any share:
•which is not a fully paid share;
•where the transfer is not lodged at the registered office or such other place as the AngloGold Ashanti board has appointed;
•where the share transfer form is not properly stamped to show payment of any applicable stamp duty or certified or otherwise shown to the satisfaction of the AngloGold Ashanti board to be exempt from stamp duty;
•where the transfer is not accompanied by the share certificate to which it relates (unless the transfer is being made by a person to whom AngloGold Ashanti was not required to, and did not send, a certificate), or such other evidence as the AngloGold Ashanti board may reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf;
•where the share transfer form is used to transfer more than one class of share;
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•where the number of joint holders to whom the share is to be transferred exceeds four;
•in other circumstances set out in the uncertificated securities rules; and
•in the case of shares held by an Identified Person or a Breaching Person (see “—Disclosure of interest in shares” and “—Takeover Code” below).
If the AngloGold Ashanti board declines to register a transfer, it must give the transferee notice of the refusal to register the transfer together with its reasons for the refusal.
No Fee For Registration
No fee is payable to AngloGold Ashanti for transferring shares or registering changes relating to the ownership of shares.
Redemption and Cancellation; Conversion and Redesignation
Under English law, AngloGold Ashanti may redesignate or rename a class or description of its shares by way of ordinary resolution of the shareholders. AngloGold Ashanti may, by way of ordinary resolution of the shareholders, also redenominate its share capital into a different currency by converting shares with a fixed nominal value in one currency into a fixed nominal value in another currency. Following a redenomination of share capital, AngloGold Ashanti may also cancel part of its share capital by special resolution so as to round its post-redenomination share values to a more suitable value.
Subject to any rights attaching to existing shares, AngloGold Ashanti can issue shares which can be redeemed. This can include shares which can be redeemed if the holders want to do so, as well as shares which AngloGold Ashanti can insist on redeeming. The AngloGold Ashanti board can decide on the terms and conditions and the manner of redemption of any redeemable share. These terms and conditions will apply to the relevant shares as if they were set out in the AngloGold Ashanti articles of association.
Under English law, convertible securities are typically issued with limited rights upon issue and may, in accordance with their terms, be converted into securities “of a different description” (most often ordinary shares in the company). The conversion of the securities may be automatic upon occurrence of a particular event, or may be an exercisable right of the holder or issuer. Pursuant to the AngloGold Ashanti articles of association, the AngloGold Ashanti board is generally and unconditionally authorised to convert any security into shares in AngloGold Ashanti. AngloGold Ashanti may also convert any security into shares pursuant to an ordinary resolution.
Variation of rights
The rights attaching to any class of shares can be changed in a way provided by those rights or if no such provision is made, if the change is approved either in writing by shareholders representing at least three quarters of the issued shares of that class by amount (excluding any shares of that class held as treasury shares) or by a special resolution passed at a separate meeting of the holders of the relevant class of shares. To every such separate class meeting the provisions of the AngloGold Ashanti articles of association relating to general meetings will apply, except that (i) the quorum for any such meeting is one or more shareholders present in person or by proxy, and who together hold at least one third in amount of the issued shares of the class in question (excluding treasury shares) provided that where a shareholder is present by one or more proxies, each proxy will be treated as holding only the shares in respect of which it is authorised to exercise voting rights; (ii) any shareholder who is present in person or by proxy and entitled to vote can demand a poll; and (iii) at an adjourned meeting, the quorum will be one person entitled to vote holding shares of the class in question (excluding treasury shares) or its proxy.
English law also confers a right of objection on shareholders who did not vote in favour of the variation – if shareholders representing 15 percent or more of the issued shares of the relevant class apply to court to cancel the variation, the variation will have no effect unless and until it is confirmed by the court. In such circumstances, the court may disallow the variation if it is satisfied, having regard to all the circumstances, that the variation would unfairly prejudice the shareholders of the class being represented by the applicant.
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If new shares are created or issued which rank equally with, or subsequent to, any other existing shares, or if AngloGold Ashanti purchases or redeems any of its own shares or makes any other return of capital on any other class of shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.
Alteration to share capital
AngloGold Ashanti may, by way of ordinary resolution of its shareholders, consolidate all or any of its share capital into shares of larger amount per share than its existing shares, or sub-divide its shares or any of them into shares of smaller amount. Any resolution authorising AngloGold Ashanti to subdivide any of its shares can provide that, as between the shareholders of the divided shares, different rights (including deferred rights) and restrictions of a kind which AngloGold Ashanti can apply to new shares can apply to different divided shares.
The UK Companies Act contains the procedural requirements for a reduction of capital. A reduction of capital must be approved by shareholders by special resolution, and must be approved by a court. The decision to approve the reduction is at the court’s discretion, and it will consider whether (i) the reduction is for a discernible purpose, (ii) all shareholders are treated equally, (iii) the reduction has been properly explained to shareholders and (iv) AngloGold Ashanti’s creditors are safeguarded. Subject to these requirements and to the requirements of the UK legislation, AngloGold Ashanti may reduce its share capital, its capital redemption reserve and any share premium amount in any way.
Following completion of the corporate restructuring, AngloGold Ashanti undertook a capital reduction to create distributable reserves.
Borrowing powers
Pursuant to the AngloGold Ashanti articles of association, the directors of AngloGold Ashanti can exercise all of the powers of AngloGold Ashanti to: (i) borrow money; (ii) guarantee; (iii) indemnify; (iv) mortgage or charge all or any of AngloGold Ashanti’s undertaking, property and assets (present and future) and uncalled capital; (v) issue debentures and other securities; and (vi) give security, either outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.
Untraced shareholders
AngloGold Ashanti is entitled to sell at the best price reasonably obtainable any share held by a shareholder, or any share to which a person is entitled by transmission of the title of such share if:
•for a period of 12 years, the shares have been in issue and at least three cash dividends have become payable (whether interim or final) but no such dividend has been cashed or otherwise satisfied by the transfer of funds to a bank account or through a relevant system by the shareholder or person concerned;
•AngloGold Ashanti has, after the expiration of that period, sent a notice to the last known address AngloGold Ashanti has for the relevant shareholder stating that it intends to sell the shares; and
•AngloGold Ashanti has not, during such period and the further period of three months after sending the notice and prior to the sale of the AngloGold Ashanti share, received any communication from the shareholder or person concerned.
The net proceeds of sale (after payment of the costs of sale) will be forfeited by the relevant holder of, or person entitled by transmission to, the shares and will belong to AngloGold Ashanti and AngloGold Ashanti will not be liable in any respect, nor be required to account, for such proceeds to the former holder of the shares.
General meetings and notices
Under English law, AngloGold Ashanti is required to hold an annual general meeting of its shareholders within six months of the end of its fiscal year. Shareholders may also request that AngloGold Ashanti convene a general
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meeting. If AngloGold Ashanti receives a request to hold a general meeting from a shareholder or shareholders representing at least five percent of the voting rights of AngloGold Ashanti (excluding any voting rights attached to treasury shares) then the AngloGold Ashanti board must call, and give notice of, a general meeting within 21 days of receiving the request. The general meeting must then be held within 28 days of the notice being given.
An annual general meeting must be called by not less than 21 clear days’ notice (i.e., excluding the deemed date of receipt of the notice and the date of the meeting itself). All other general meetings may be called by not less than 14 clear days’ notice if: (a) AngloGold Ashanti offers an electronic voting facility; and (b) a special resolution reducing the notice period to not less than 14 days clear days has been passed by shareholders at the most recent annual general meeting or a general meeting held since the most recent annual general meeting. Notice of a meeting must be given to every shareholder and director of AngloGold Ashanti and AngloGold Ashanti’s auditors.
Under English law, shareholders holding five percent of the shares or at least 100 shareholders who hold an average (per shareholder) of paid up capital of at least £100 have the right to include resolutions in the notice for an AngloGold Ashanti annual general meeting provided the resolution may be properly moved at the annual general meeting. A resolution may be properly moved at a general meeting unless (i) it would, if passed, be ineffective (whether by reason of inconsistency with any enactment or the AngloGold Ashanti articles of association or otherwise), (ii) it is defamatory of any person or (iii) it is frivolous or vexatious.
The AngloGold Ashanti articles of association impose requirements with respect to the content of any shareholder notice to either (i) request a general meeting for the purposes of proposing a resolution or (ii) propose a resolution for a general meeting. The provisions require the notice to include (without limitation) the reasons for proposing such resolution or requesting such general meeting and matters relating to the identity of the relevant person requisitioning the resolution and certain associated persons (including those acting in concert), and their respective interests in AngloGold Ashanti, any arrangements between the requisitioning person and its associated persons or with any other person in connection with the proposed resolution and other information that may be required to be disclosed in (i) a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act (whether or not Regulation 14A under the Exchange Act applies to AngloGold Ashanti) or (ii) a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder.
Additionally, the AngloGold Ashanti articles of association impose requirements as to when such notices must be delivered. The provisions require the person requisitioning a resolution to be put to an annual general meeting (other than a resolution to remove a director in accordance with the requirements of English law) to deliver any such request in writing to the registered office of AngloGold Ashanti, marked for the attention of “The Company Secretary”, not less than 90 nor more than 120 days before the day prior to the date of the first anniversary of the preceding year’s annual general meeting, provided, however, that in the event that the date of an annual general meeting is more than thirty calendar days before or more than sixty calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the relevant shareholder must be so delivered in writing not earlier than the close of business on the 120th calendar day prior to the scheduled date for such annual general meeting and not later than the close of business on the later of (i) the 90th calendar day prior to the scheduled date for such annual general meeting and (ii) the 10th calendar day after the day on which public announcement of the date of such annual general meeting is first made by AngloGold Ashanti. In no event will any adjournment or postponement of an annual general meeting or the announcement thereof commence a new time period for the delivery of a notice or request.
The AngloGold Ashanti articles of association impose further requirements with respect to the content of a shareholder notice submitted by a shareholder nominating a director for election. The notice must include, among other things, information regarding any voting commitments or compensation arrangements of such nominee, as well as material relationships of the person requisitioning the resolution and/or certain associated persons and the nominee and any other information that may be required to be disclosed in connection with solicitations of proxies for the election of such director, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (whether or not Regulation 14A under the Exchange Act applies to AngloGold Ashanti). The above must be provided within the timeframes specified for requisitioning shareholder proposals.
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If the person requisitioning a resolution fails to comply with the notice requirements set out in the AngloGold Ashanti articles of association (which shall be determined by AngloGold Ashanti), AngloGold Ashanti will not be obliged to put the resolution to the annual general meeting (and such resolution may not be properly moved at the annual general meeting) or to call the general meeting.
An Identified Person or a Breaching Person (see “—Disclosure of interest in shares” and “—Takeover Code” below) will not be entitled to requisition that a resolution be put to an annual general meeting or to requisition that AngloGold Ashanti calls a general meeting.
If Rule 14a-19 promulgated under the Exchange Act applies to AngloGold Ashanti:
•for any shareholder nominating a person for appointment as director to the AngloGold Ashanti board (and the beneficial owner, if any, on whose behalf the nomination is being made), such letter must include a representation that the shareholder giving notice and/or beneficial owner will, to the extent any proxies in support of director nominees other than AngloGold Ashanti’s nominees are solicited, (a) solicit proxies from holders of AngloGold Ashanti’s outstanding shares representing at least 67 percent of the voting power of shares entitled to vote on the election of directors, (b) include a statement to that effect in its proxy statement and/or the proxy form, (c) otherwise comply with Rule 14a-19 promulgated under the Exchange Act and (d) provide the secretary of AngloGold Ashanti not less than five days prior to the meeting or any adjournment, rescheduling or postponement thereof, with reasonable documentary evidence (as determined by the secretary of AngloGold Ashanti in good faith) that such shareholder and/or beneficial owner complied with such representations;
•if a shareholder providing notice and/or beneficial owner that intends to solicit proxies in support of director nominees other than AngloGold Ashanti’s nominees no longer intends to solicit proxies in accordance with its representation pursuant to the above requirements, such shareholder and/or beneficial owner will inform AngloGold Ashanti of this change by delivering a writing to the secretary of AngloGold Ashanti no later than two business days after the occurrence of such change; and
•if a shareholder and/or beneficial owner providing such notice is not in compliance with such representations and the AngloGold Ashanti articles of association, no action will be taken on such nomination and such nominee will be deemed disqualified, notwithstanding that proxies in respect of such nominee may have been received by AngloGold Ashanti.
Pursuant to the AngloGold Ashanti articles of association, if at a general meeting of AngloGold Ashanti, the number of directors approved to be appointed will exceed the maximum number of directors set out in the AngloGold Ashanti articles of association, the first 20 directors approved to be appointed at the general meeting will be so appointed and no further directors will be appointed at such meeting.
A notice of meeting will specify: (i) the time, date and place of the meeting (including any satellite meeting place, identified as such in the notice); (ii) the general nature of the business to be dealt with; (iii) whether the meeting is an annual general meeting; and (iv) if any special resolutions have been proposed by the AngloGold Ashanti board.
The quorum for a general meeting is at least one or more shareholders present in person or by proxy who together hold at least 25 percent of the issued shares (excluding any shares held as treasury shares), provided that where a shareholder is present at the meeting by one or more proxies, each proxy will be treated as holding only the shares in respect of which it is authorised to exercise voting rights. The shareholders making up the quorum can be shareholders who are personally present or proxies for shareholders or a combination of both.
If the AngloGold Ashanti board considers that it is impracticable or undesirable to hold a general meeting, whether generally or on the date or at the time or place, or otherwise considers it appropriate to change other arrangements in relation to a general meeting, it can move or postpone the meeting or change, cancel or introduce any electronic facility or make other changes in respect of the meeting (or do any of these things). If a meeting is rearranged in this way, proxy forms are valid if they are received as required by the AngloGold Ashanti articles of association not less than 48 hours before the time of the rearranged meeting.
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Annual accounts
Under English law, AngloGold Ashanti must deliver to the UK Registrar of Companies a copy of:
•AngloGold Ashanti’s annual accounts;
•the directors’ remuneration report;
•the directors’ report;
•a strategic report; and
•the auditor’s report on those accounts, the auditable part of the directors’ remuneration report, the directors’ report and the strategic report.
The annual reports and accounts must be presented to shareholders at a general meeting. Copies of the annual accounts and reports must, unless a shareholder agrees to receive more limited information in accordance with the UK Companies Act, be sent to shareholders, debenture holders and everyone entitled to receive notice of general meetings at least 21 days before the date of the meeting at which copies of the documents are to be presented. English law allows AngloGold Ashanti to distribute such documents in electronic form or by means of a website, provided that the AngloGold Ashanti articles of association contain provisions to that effect and individual consent has been obtained from each shareholder to receive such documents in electronic form or by means of a website. The AngloGold Ashanti articles of association provide that such documents may be distributed in electronic form or by means of a website.
AngloGold Ashanti must appoint an independent auditor to report on the annual accounts of AngloGold Ashanti. The auditor is usually appointed by ordinary resolution at the general meeting of AngloGold Ashanti at which AngloGold Ashanti’s annual accounts are laid. The AngloGold Ashanti board can also appoint auditors at any time to fill a casual vacancy.
The remuneration of an auditor is fixed by the shareholders by ordinary resolution or in a manner that the shareholders by ordinary resolution determine.
Squeeze-out
Under English law, where a takeover offer has been made for AngloGold Ashanti and the offeror has acquired or unconditionally contracted to acquire 90 percent or more in value of the shares to which the offer relates and 90 percent or more of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire, stating that it wishes to acquire, and is entitled to compulsorily acquire, the outstanding shares on the same terms as the general takeover offer.
A dissenting shareholder may then object to the transfer on the basis that the compulsory acquisition would constitute unfair prejudice (typically on the grounds that the offeror is not entitled to acquire shares or that the terms of acquisition should be different to those offered) by application to court within six weeks of the date on which notice of mandatory transfer was given. Absent any fraud or oppression, the court is unlikely to order that the mandatory acquisition will not take effect, although it may specify terms of the transfer that it finds to be appropriate.
Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to court to prevent such squeeze-out any time prior to the end of those six weeks. Following this period, the offeror can execute a transfer of the outstanding shares in its favour and pay the consideration to AngloGold Ashanti to hold in trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose
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shares are compulsorily acquired must, in general, be the same as the consideration that was available under the takeover offer.
Sell-out
English law also gives outstanding minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of a target’s shares. A holder of shares to which the offer relates, and who has not otherwise accepted the offeror’s offer, may require the offeror to acquire its shares if, prior to the expiry of the acceptance period for such offer, the offeror has acquired or unconditionally agreed to acquire (i)  90 percent or more in value of the target’s shares, and (ii)  90 percent or more of the voting rights carried by those shares. The offeror must notify the outstanding minority shareholders of their sell-out right within one month of the above thresholds being met, and the outstanding minority shareholders then have three months from the end of the offer period (or, if later, from the date of the notice from the offeror) to exercise their sell-out rights. Should a shareholder exercise its right to be bought out, the offeror is required to acquire such shareholder’s shares on the terms of the general takeover offer or on such other terms as may be agreed.
Disclosure of interest in shares
Under English law, AngloGold Ashanti is empowered to give notice in writing to any person whom it knows or has reasonable cause to believe to have an interest in its shares, or to have had an interest at any time during the three years immediately preceding the date on which the notice is issued, requiring such person, within a reasonable period and in any event within 14 days, to disclose to AngloGold Ashanti particulars of the person’s interest and (so far as is within its knowledge) particulars of any other interest that subsists or subsisted in those shares.
Pursuant to the AngloGold Ashanti articles of association, AngloGold Ashanti will have powers to impose restrictions on any person who defaults in supplying AngloGold Ashanti with the required particulars within the prescribed period (an “Identified Person”), including (i) restricting the Identified Person’s ability to attend, either personally or by proxy, a shareholders’ meeting, (ii) disregarding any votes cast or purported to be cast by or on behalf of such Identified Person (or any person acting in concert with them), (iii) restricting the ability of such Identified Person to requisition a resolution at an annual general meeting and/or to call a general meeting, (iv) withholding any dividends on any shares held by such Identified Person, and (v) refusing to register any transfer of shares held by such Identified Person or any person acting in concert with them (unless the AngloGold Ashanti directors are satisfied that the transfer is to an independent third party).
Moreover, pursuant to the AngloGold Ashanti articles of association, where the Identified Person is not a shareholder, AngloGold Ashanti has the power to require the shareholder holding the shares in which the Identified Person is interested to transfer, at AngloGold Ashanti’s discretion, such shares to the Identified Person or to such other nominee as AngloGold Ashanti may determine in its sole discretion for nil consideration and on such other terms and conditions as AngloGold Ashanti may determine and AngloGold Ashanti is appointed as the shareholder’s attorney for this purpose. This provision does not apply to any of the AGA ordinary shares that are held through DTC.
If AngloGold Ashanti decides to exercise any of the enforcement powers described above, it will send out a notice to the Identified Person notifying them of such and the exercise of such powers will not be effective until such notice has been delivered.
Disclosure of significant share ownership
Pursuant to the AngloGold Ashanti articles of association and subject to certain exemptions, a person must notify AngloGold Ashanti in the event that the percentage of the voting rights in AngloGold Ashanti held by such person reaches, exceeds or falls below (i) three percent, four percent, five percent and (ii) each one percent threshold thereafter up to 100 percent, whether as a result of an acquisition or disposal of shares or as a result of a change in voting rights attaching to the shares. The notification must be made within two days of the day on which the notification requirement arises.
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Purchase of own shares
AngloGold Ashanti may purchase its own shares out of distributable profits or the proceeds of a fresh issue of shares made by it for the purposes of financing such purchase. However, AngloGold Ashanti may not purchase its own shares if, as a result of the purchase, there would no longer be any shares of AngloGold Ashanti left in issue other than redeemable shares and/or shares held as treasury shares. Shares must be fully paid in order to be repurchased.
AngloGold Ashanti will require shareholder authority in order to purchase its own shares, which will be periodically sought at each annual general meeting. Such shareholder authority must specify the maximum number of AngloGold Ashanti shares that may be repurchased pursuant to it and the minimum and maximum price that may be paid for such shares. In addition, AngloGold Ashanti may only purchase its own shares otherwise than on a recognised investment exchange if it does so pursuant to a contract authorised by an ordinary resolution of its shareholders before the purchase takes place. The shareholder authority will not be effective if any shareholder(s) from whom AngloGold Ashanti proposes to purchase its own shares votes on the resolution, and the resolution would not have passed if they had not so voted. The resolution authorising the purchase must specify a date on which the authority to purchase will expire, such date not being later than five years after the passing of the relevant shareholder resolution.
If purchased out of distributable profits, any shares that have been repurchased may be held as treasury shares or, if not so held, must be cancelled immediately upon the completion of the purchase, thereby reducing the amount of AngloGold Ashanti’s issued share capital. If purchased from the proceeds of a new issue of shares, they must be cancelled immediately upon completion of the purchase.
Liquidation
The liquidation of an English company is a statutory process governed by the UK Insolvency Act 1986, where assets of the company are realised for the benefit of creditors or shareholders and the company is dissolved. Liquidation may be voluntary, where it is initiated by shareholders, or compulsory, where it is typically initiated by creditors and approved by the court.
There are two types of voluntary liquidation: a shareholders’ voluntary liquidation and a creditors’ voluntary liquidation. Each is instigated by a special resolution of the shareholders and cannot be initiated by creditors directly. The essential difference is that a shareholders’ voluntary liquidation applies to solvent companies and a creditors’ voluntary liquidation applies to insolvent companies. Accordingly, voluntary liquidation is not always an insolvency procedure.
If AngloGold Ashanti is in liquidation, AngloGold Ashanti’s liquidator may, amongst other things, divide among shareholders (excluding holders of treasury shares) in specie or in kind the whole or any part of AngloGold Ashanti’s assets (whether or not the assets consist of property of one kind or consist of properties of different kinds and the liquidator may for such purpose set such value as the liquidator deems fair upon any one or more class or classes of property and may determine how such division will be carried out as between the holders of AGA ordinary shares or different classes of shareholders), or vest all or any part of such assets in trustees upon such trusts for the benefit of shareholders as the liquidator determines (and the liquidation of AngloGold Ashanti may thereby be closed and AngloGold Ashanti thereby dissolved), but no shareholder will be compelled to accept any shares or other assets upon which there is any liability or potential liability.
Upon a winding-up of AngloGold Ashanti, the holders of AGA ordinary shares will be entitled to the whole of any surplus assets remaining after AngloGold Ashanti’s liabilities have been satisfied and will share equally on a share for share basis in AngloGold Ashanti’s assets remaining for distribution to the holders of AGA ordinary shares.
Compromises and arrangements
Where AngloGold Ashanti and its creditors or shareholders or a class of either of them propose a compromise or arrangement between AngloGold Ashanti and its creditors or its shareholders or a class of either of them (as applicable), the High Court of Justice in England and Wales may order a meeting of the creditors or class of
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creditors or of the shareholders or class of shareholders (as applicable) to be called in such manner as the court may direct. Any compromise or arrangement approved by a majority in number present and voting at the meeting representing 75 percent or more in value of the creditors or 75 percent or more of the voting rights of shareholders or class of either of them (as applicable), if sanctioned by the court, is binding upon AngloGold Ashanti and all the creditors, shareholders of the specific class of either of them (as applicable).
Whether the capital of AngloGold Ashanti is to be treated as being a single class or divided into multiple classes of shares is a matter to be determined by the court. The court may, in its discretion, treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the above shareholder approval taking into account all relevant circumstances, which may include certain circumstances other than the rights attached to the shares themselves.
Disclosure and Takeovers
Takeover Code – The UK City Code on Takeovers and Mergers (the “Takeover Code”) aims to ensure fair treatment for all shareholders and to provide an orderly framework for takeover bids in the United Kingdom.
The Takeover Code, applies to, among other things, an offer for a public limited company which has its registered office in the United Kingdom and which is considered by the Panel on Takeovers and Mergers (the “UK Takeover Panel”) (an independent body whose main functions are to administer the Takeover Code and regulate takeovers to which the Takeover Code applies) to have its place of central management and control in the United Kingdom, the Channel Islands or the Isle of Man. This is the “residency test”.
Under the Takeover Code, the UK Takeover Panel will determine whether AngloGold Ashanti has its place of central management and control in the United Kingdom, the Channel Islands or the Isle of Man by looking at, in the first instance, whether a majority of the AngloGold Ashanti directors are resident in the United Kingdom, the Channel Islands or the Isle of Man. If a majority of the AngloGold Ashanti directors are so resident, then the “residency test” will normally be satisfied.
If at the time of a takeover offer, the UK Takeover Panel determines that the residency test is satisfied, AngloGold Ashanti would be subject to the jurisdiction of the Takeover Code which sets out a number of rules and restrictions, including the following:
•AngloGold Ashanti’s ability to enter into deal protection arrangements with a bidder would be limited;
•AngloGold Ashanti might not, without the approval of its shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out material acquisitions or disposals; and
•AngloGold Ashanti would be obliged to provide equality of information to any competing offerors or bona fide potential offerors.
Following completion of the corporate restructuring, a majority of the AngloGold Ashanti directors are resident outside of the United Kingdom, the Channel Islands and the Isle of Man. Based on its current and intended plans for the AngloGold Ashanti board and management, AngloGold Ashanti anticipates that the residency test will not be met under the Takeover Code and accordingly the Takeover Code should not apply to AngloGold Ashanti. However, it is possible that future changes in the AngloGold Ashanti board’s composition, changes in the UK Takeover Panel’s interpretation of the Takeover Code, or other events may result in AngloGold Ashanti falling within the jurisdiction of the Takeover Code.
Notwithstanding that the Takeover Code does not currently apply to AngloGold Ashanti, the AngloGold Ashanti articles of association incorporate a number of provisions based on provisions under the Takeover Code which provisions will apply for so long as the Takeover Code does not apply to AngloGold Ashanti, including the following.
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Acquisitions of shares – When a person (other than a depositary, custodian or nominee in their capacity as such) who, together with persons acting in concert with it, is interested in shares which:
•in the aggregate carry less than 30 percent of the voting rights of AngloGold Ashanti, such person may not acquire an interest which (taken together with shares in which such person or persons acting in concert with such person are interested) would carry 30 percent or more of the voting rights of AngloGold Ashanti; or
•in the aggregate carry not less than 30 percent and not more than 50 percent of the voting rights in AngloGold Ashanti, such person may not acquire an interest in any other shares in AngloGold Ashanti, in each case, except in certain circumstances set out in the AngloGold Ashanti articles of association, including in the case of an acquisition with the prior consent of AngloGold Ashanti.
Mandatory offers – If a person (other than a depositary, custodian or nominee in their capacity as such):
•acquires an interest in AngloGold Ashanti’s shares that, when taken together with shares in which such person or persons acting in concert with such person are interested, carry 30 percent or more of the voting rights of AngloGold Ashanti; or
•is, together with persons acting in concert with such person, interested in shares that in the aggregate carry not less than 30 percent and not more than 50 percent of the voting rights in AngloGold Ashanti and such person, or any person acting in concert with such person, acquires additional interests in shares that increase their voting rights in AngloGold Ashanti, that person would be required (except in certain circumstances set out in the AngloGold Ashanti articles of association, including with the prior consent of AngloGold Ashanti) to make a cash offer (or an offer with a cash alternative) to the holders of all the issued (and to be issued) shares in AngloGold Ashanti at a price that is not less than the highest price paid for any interests in the shares acquired by the offeror or its concert parties during the preceding 12 months, and otherwise in accordance with the requirements for such an offer set out in the AngloGold Ashanti articles of association.
Save with the prior consent of AngloGold Ashanti, no acquisition of any interest in shares in AngloGold Ashanti which would give rise to a mandatory offer requirement under the AngloGold Ashanti articles of association may be made if the making or implementation of such offer would or might be dependent on the passing of a resolution at any meeting of shareholders of the offeror or upon any other conditions, consents or arrangements (save that the offer may be conditional on the offeror having received acceptances resulting in the offeror holding shares carrying more than 50 percent of the voting rights in AngloGold Ashanti).
Voluntary offers – Any voluntary offer for shares in AngloGold Ashanti will not be made on less favourable terms than the terms on which the offeror (or any person acting in concert with it) has acquired interests in shares in AngloGold Ashanti during the offer period, within the three month period prior to the commencement of the offer period, or at such earlier time if AngloGold Ashanti considers that there are circumstances which render such a course necessary in order to ensure that all shareholders, and other persons with an interest in AngloGold Ashanti’s shares, are treated equally.
The offer must be made in cash or with a cash alternative where:
•during the offer period and within the 12-month period prior to its commencement, the offeror (together with any person acting in concert with it) has acquired for cash an interest in shares which represents ten percent or more of the shares of that class in issue, in which case the offer for that class will be in cash or accompanied by a cash alternative at not less than the highest price paid by the offeror or any person acting in concert with it for any interest in shares of that class acquired during the offer period and within 12 months prior to its commencement;
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•during the offer period, the offeror (together with any person acting in concert with it) acquires any interest in shares for cash, in which case the offer for that class will be in cash or accompanied by a cash alternative at not less than the highest price paid by the offeror or any person acting in concert with it for any interest in shares of that class acquired during the offer period; or
•AngloGold Ashanti considers that there are circumstances which render a cash offer or cash alternative necessary in order to ensure that all shareholders, and other persons with an interest in AngloGold Ashanti’s shares, are treated equally.
Each of the above requirements may be disapplied with the consent of AngloGold Ashanti.
Where the offeror (or any person acting in concert with the offeror) has acquired an interest in ten percent or more of any class of shares in AngloGold Ashanti in exchange for securities in the three month period prior to the commencement of and during the offer period, equivalent securities should be offered to all other holders of shares of that class under the offer, except in the case of prior consent of AngloGold Ashanti.
Any offer must be open for acceptance for a period of not less than 21 days and, if the offer becomes or is declared unconditional, the offer must remain open for not less than 14 days and the offeror must give at least 14 clear days’ notice before the offer is closed.
It must also be a condition of any offer which, if accepted in full, would result in the offeror holding shares carrying over 50 percent of the voting rights of AngloGold Ashanti, that the offer will not become or be declared unconditional as to acceptances unless the offeror has acquired or agreed to acquire shares carrying at least 50 percent of the voting rights, except in the case of prior consent of AngloGold Ashanti.
Save with the prior consent of AngloGold Ashanti, an offer must not be subject to any conditions or pre-conditions which depend solely on subjective judgements by the offeror or its directors or the fulfilment of which is in their hands and an offer must not be made subject to a condition or pre-condition relating to financing. Notwithstanding the foregoing, if an offer is for cash or includes a cash element and the offeror proposes to finance the cash consideration by an issue of new securities, the offer must be made subject to any condition required, as a matter of law or regulatory requirement, in order validly to issue such securities or to have them listed or admitted to trading.
Partial offers – AngloGold Ashanti consent is required for any offer which would constitute a partial offer under the Takeover Code.
Disclosure requirements – The offeror must notify AngloGold Ashanti of any interest it (together with any person acting in concert with the offeror) holds in the shares of AngloGold Ashanti within two business days of any announcement that first identifies it as an offeror. Within 28 days of any announcement that first identifies it as an offeror, an offeror must either (i) announce its firm intention to make an offer or (ii) announce that it does not intend to make an offer. If the offeror or any person acting in concert with the offeror deals in any interests in shares of AngloGold Ashanti during an offer period, it must notify AngloGold Ashanti of such dealing by no later than 12 p.m. (London time) on the business day following such dealing. For more information on disclosure requirements in connection with share ownership, see “—Disclosure of significant share ownership” above.
Non-compliance – Under the AngloGold Ashanti articles of association, AngloGold Ashanti will have powers to impose restrictions on any person who fails to comply with the provisions described above relating to mandatory and voluntary offers (and persists in such failure for 14 days after the date of service of a notice by AngloGold Ashanti on such person) or any person acting in concert with them (a “Breaching Person”), including (i) restricting the Breaching Person’s ability to attend, either personally or by proxy, a shareholders’ meeting, (ii) disregarding any votes cast or purported to be cast by or on behalf of such Breaching Person, (iii) restricting the ability of such Breaching Person to requisition a resolution at an annual general meeting and/or to call a general meeting, (iv) withholding any dividends on any shares held by such Breaching Person and (v) refusing to register any transfer of shares held by such Breaching Person (unless the AngloGold Ashanti directors are satisfied that the transfer is to an independent third party).
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Moreover, where the Breaching Person is not a shareholder, AngloGold Ashanti has the power to require the shareholder holding the shares in which the Breaching Person is interested to transfer, at AngloGold Ashanti’s direction, such shares to the Breaching Person or to such other nominee as AngloGold Ashanti may determine in its sole discretion for nil consideration and on such other terms and conditions as AngloGold Ashanti may determine, and AngloGold Ashanti is appointed as the shareholder’s attorney for this purpose. This provision does not apply to any of the AGA ordinary shares that are held through DTC.
AngloGold Ashanti has full authority to determine the application of the offer provisions embedded in the AngloGold Ashanti articles of association including as to the deemed application of relevant parts of the Takeover Code (as if it applied to AngloGold Ashanti).
AngloGold Ashanti’s consent is required for any offer for interests in shares in AngloGold Ashanti that (i) purports to exclude U.S. jurisdictional means; or (ii) is conducted in accordance with Rule 14d-1(c) (Tier I exemption) or Rule 14d-1(d) (Tier II exemption) under the Exchange Act, or any successor provisions thereof.
The AngloGold Ashanti articles of association do not include all of the protections provided by the Takeover Code.
The AngloGold Ashanti articles of association include provisions that are intended to replicate certain provisions of the Takeover Code relating to takeover offers and related protections afforded to a company and its shareholders. In the absence of the jurisdiction of the UK Takeover Panel, the AngloGold Ashanti articles of association specify that the provisions embedded therein are to be enforced by AngloGold Ashanti (as opposed to the UK Takeover Panel). AngloGold Ashanti may face challenges when enforcing certain of these provisions against beneficial owners holding their shares through DTC.
Exchange controls
See “Item 10D: Exchange Controls” of the 2025 Form 20-F.
No sinking fund
The AGA ordinary shares have no sinking fund provisions.
Jurisdiction
The AngloGold Ashanti articles of association provide that:
•any proceeding, suit or action (other than those arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act) between (i) a shareholder or a beneficial owner (in its capacity as such) and AngloGold Ashanti and/or AngloGold Ashanti’s directors arising out of or in connection with the AngloGold Ashanti articles of association or otherwise, and/or (ii) to the fullest extent permitted by law, between AngloGold Ashanti and its directors (in their capacities as such or as employees of AngloGold Ashanti), including all claims made by or on behalf of AngloGold Ashanti against its directors, may only be brought in the courts of England and Wales;
•the AngloGold Ashanti articles of association are governed by the laws of England and Wales; and
•unless AngloGold Ashanti by ordinary resolution consents to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any proceeding, suit or action arising under the Securities Act or the Exchange Act.
U.S. Securities Laws Disclosures
AngloGold Ashanti is currently subject to the periodic reporting requirements of the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange that apply to “foreign private issuers”. The periodic disclosure required of foreign private issuers under applicable rules is more limited than the periodic disclosure required of U.S. issuers. For example, AngloGold Ashanti is not required to publish reviewed financial statements
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and analyses of operating and financial results for the quarters ended March 31 and September 30 each year. If AngloGold Ashanti avails itself of exemptions afforded to foreign private issuers, investors will receive less timely financial reports than they otherwise might receive from a comparable U.S. company or from certain of the company’s peers in the industry. This may have an adverse impact on investors’ ability to make decisions about their investment in AngloGold Ashanti.
Further, AngloGold Ashanti is subject to the beneficial ownership reporting requirements of the Exchange Act. Sections 13(d) and 13(g) of the Exchange Act and Regulation 13D-G thereunder require an investor with beneficial ownership of more than five percent of a covered class of equity securities to report such beneficial ownership on a publicly filed Schedule 13D or Schedule 13G. A “covered class” generally means, with limited exceptions, a voting class of equity securities registered under Section 12 of the Exchange Act. Beginning from 18 March 2026, the directors and certain officers of AngloGold Ashanti are required to comply with the reporting obligations of paragraph (a) of Section 16 of the Exchange Act pursuant to, and as amended by, the Holding Foreign Insiders Accountable Act which was signed into law on 18 December 2025 as part of the 2026 U.S. National Defense Authorization Act.
Differences in Corporate Law

The applicable provisions of the UK Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the UK Companies Act applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and the laws of England and Wales.

	England and Wales	Delaware
Number of Directors	Under the UK Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors
Under the UK Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the UK Companies Act must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

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Vacancies on the Board of Directors	Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually, unless at the meeting of the shareholders during which the directors are proposed to be appointed, a unanimous resolution is first passed that two or more directors may be appointed by a single resolution.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Annual General Meeting	Under the UK Companies Act, a public limited company must hold an annual general meeting in each six-month period beginning with the day following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.
General Meeting
Under the UK Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.
Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid-up capital held as treasury shares) can require the directors to call a general meeting. If the directors fail to call a general meeting within a certain period, the requisitioning shareholders (or any of them representing more than half of the total voting rights of the shareholders requisitioning the meeting) may themselves convene a general meeting.
Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorised by the certificate of incorporation or by the bylaws.
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Notice of General Meetings	Subject to a company’s articles of association providing for a longer period, under the UK Companies Act, (i) at least 21 days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting and (ii) at least 14 days’ notice is required for any other general meeting of a public limited company. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written or electronic notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date and hour, the record date, and in the case of special meetings, the purpose or purposes of the meeting.
Quorum	Subject to the provisions of a company’s articles of association, the UK Companies Act provides that two “qualifying persons” present at a meeting (in person, by proxy or authorised representative under the UK Companies Act (provided that the proxies and/or authorised representatives, represent different shareholders) shall constitute a quorum for companies with more than one shareholder.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.
Proxy	Under the UK Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may authorise another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
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Preemptive Rights	Under the UK Companies Act, “equity securities”, being: (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares”; or (ii) rights to subscribe for, or to convert securities into, ordinary shares in the company, proposed to be allotted for cash must be offered first to the existing holders of equity shares in the company in proportion to the respective nominal value of their holdings of ordinary shares, unless an exception applies or a special resolution authorising the disapplication of pre-emption rights has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the UK Companies Act.	Under Delaware law, stockholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.
Authority to Allot	Under the UK Companies Act, the directors of a company may not exercise any power of the company to allot shares, to grant rights to subscribe for or convert any security into shares, unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the UK Companies Act.	Under Delaware law, if the corporation’s certificate of incorporation so provides, the board of directors has the power to authorise the issuance of stock. The board may authorise capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by setting a minimum amount of consideration or approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.
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Liability of Directors and Officers	Under the UK Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, is void. Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the UK Companies Act, which provides exceptions for the company to (i) purchase and maintain insurance against such liability; (ii) provide a “qualifying third party indemnity”, or an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he is convicted; and (iii) provide a “qualifying pension scheme indemnity”, or an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan.
Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or
•any transaction from which the director derives an improper personal benefit.

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Voting Rights	Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the UK Companies Act, a poll may be demanded by (i) not fewer than five shareholders having the right to vote on the resolution; (ii) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (iii) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll. Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Shareholder Vote on Certain Transactions
The UK Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganisations or takeovers. These arrangements require:
•the approval at a shareholders’ or creditors’ meeting convened by order of the court, of (i) a majority in number; and (ii) representing 75% or more in value of the members or class of members (as the case may be), present and voting, either in person or by proxy; and
•the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:
•the approval of the board of directors; and
•the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of the corporation entitled to vote on the matter.

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Standard of Conduct for Directors
Under English law, a director owes various statutory and fiduciary duties to the company, including:
•to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole (and in doing so to have regard (amongst other matters) to: (i) the likely consequences of any decision in the long term, (ii) the interests of the company’s employees, (iii) the need to foster the company’s business relationships with suppliers, customers and others, (iv) the impact of the company’s operations on the community and the environment, (v) the desirability to maintain a reputation for high standards of business conduct and (vi) the need to act fairly as between members of the company);
• to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;
• to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;
• to exercise independent judgment;
• to exercise reasonable care, skill and diligence;
• not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and
• to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well- informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director acts in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation.
However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.
In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

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Shareholder Litigation
Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management.
Notwithstanding this general position, the UK Companies Act provides that: (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action vested in the company arising from a director’s negligence, default, breach of duty or breach of trust and seeking relief on behalf of the company; and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some or all of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
•state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and
• allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or
• state the reasons for not making the effort.
Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

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B.    Debt Securities

Each series of notes listed on the New York Stock Exchange and set forth on the cover page to the 2025 Form 20-F has been issued by AngloGold Ashanti Holdings plc (“AGA Holdings” or “AGAH”) and is guaranteed by AngloGold Ashanti plc (“AngloGold Ashanti” or “AGA”). Each of these series of notes was issued pursuant to an effective registration statement and a related base prospectus and prospectus supplement setting forth the terms of the relevant series of notes and related guarantees. Each of these series of notes were issued under the indenture, dated as of 28 April 2010, as amended and supplemented by the first supplemental indenture dated as of 23 September 2023 (as so amended and supplemented, the “Indenture”), among AGA Holdings, as issuer, AGA, as successor guarantor to AngloGold Ashanti Limited (currently known as AngloGold Ashanti (Pty) Ltd), and The Bank of New York Mellon, as trustee (the “Indenture”).
The following table sets forth the dates of the registration statements, dates of the base prospectuses and date of issuance for each relevant series of notes (the “Notes”).

Title of each class	Registration Statement	Date of Base Prospectus	Date of Issuance
3.375% Notes due 2028	No. 333-230651	1 April 2019	22 October 2021
3.750% Notes due 2030	No. 333-230651	1 April 2019	1 October 2020
6.500% Notes due 2040	No. 333-161634	20 April 2010	28 April 2010

The following description of our Notes is a summary and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture and the full terms of the relevant Notes, a copy of each – in respect of the relevant Notes – is attached to the 2025 Form 20-F as Exhibits 19.2.1, 19.2.2, 19.2.3, 19.2.4 and 19.2.5 and is incorporated herein by reference.
DESCRIPTION OF THE 2028 NOTES
This section describes the specific financial and legal terms of the 3.375% notes due 2028 (the “notes”) and the Indenture. The following description is a summary of material provisions of the notes and the Indenture and does not purport to be complete. References to “we”, “us” and “our” in this section refer to AGA Holdings. References to “holder”, “you” and “your” in this section refers to holders of the notes.
General
The notes were issued under the Indenture. Book-entry interests in the notes were issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months. The Indenture, the notes and the guarantee are governed by the laws of the State of New York.
The notes were issued in an aggregate principal amount of $750,000,000 and mature on 1 November 2028. The notes bear interest at a rate of 3.375% per annum, payable semi-annually in arrears on 1 May and 1 November of each year. The regular record dates for the notes are every 15 April and 15 October of each year.
If any scheduled interest payment date is not a business day, AGA Holdings will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, AGA Holdings may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City or in the City of London.
The notes are unsecured and unsubordinated indebtedness of AGA Holdings and rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The notes are or will be effectively subordinated to any of AGA Holdings’ existing and future secured debt, to the extent of the value of the assets securing such debt, and structurally subordinated to all of the existing and future liabilities (including trade payables) of each of AGA Holdings’ subsidiaries.
The principal corporate trust office of the trustee in New York City is designated as the principal paying agent. AGA Holdings may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Further Issuances
AGA Holdings may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes except for the price to the public and issue date; provided, however, that no such additional notes may be issued unless they are fungible with the notes for U.S. federal income tax purposes. Any such additional notes, together with the notes, will constitute a single series of securities under the Indenture and are included in the definition of “notes” in this section where the context requires. There is no limitation on the amount of notes or other debt securities that AGA Holdings may issue under the Indenture.
Optional Redemption
Prior to 1 September 2028, AGA Holdings or AGA may redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100 percent of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes matured on 1 September 2028 (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Make-whole Spread, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption.
On or after 1 September 2028, AGA Holdings or AGA may redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to 100 percent of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.
Further installments of interest on the notes to be redeemed that are due and payable on the interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the notes and the Indenture.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes mature on 1 September 2028) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes (assuming, for this purpose, that the notes mature on 1 September 2028).
“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference

Treasury Dealer Quotations, or (B) if AGA Holdings obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by AGA Holdings.
“Make-whole Spread” means 30 basis points.
“Reference Treasury Dealer” means each of any four of Barclays Bank PLC, BNP Paribas, BofA Securities, Inc., J.P. Morgan Securities plc, BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank AG, London Branch, Goldman Sachs International, RBC Capital Markets, LLC and Scotia Capital (USA) Inc. or their respective affiliates, in each case that are primary U.S. Government securities dealers, selected by AGA Holdings, and their respective successors; provided, however, that if any of the foregoing or their respective affiliates shall cease to be a primary U.S. Government securities dealer in New York City, AGA Holdings shall substitute therefor another such primary U.S. Government securities dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by AGA Holdings, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to AGA Holdings by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.
AGA Holdings will give notice to each holder of notes to be redeemed of any redemption AGA Holdings or AGA proposes to make at least ten days, but not more than 60 days, before the redemption date or request that the trustee send such notice of redemption to each holder of notes to be redeemed in the name of AGA Holdings and at its expense. If fewer than all of the notes are to be redeemed, the notes to be redeemed shall be selected as set forth under “—Selection and Notice” below.
Subject to the terms of the applicable redemption notice, notes called for redemption become due on the date fixed for redemption. Unless AGA Holdings or AGA defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
AGA Holdings or AGA may at any time, and from time to time, purchase notes at any price or prices in the open market or otherwise.
Selection and Notice
If less than all of the notes are to be redeemed at any time, the trustee will select the notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the notes are listed, as certified to the trustee by Holdings, and in compliance with the requirements of DTC, or if the notes are not so listed or such exchange prescribes no method of selection and the notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no note of $200,000 in aggregate principal amount or less shall be redeemed in part.
If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original note will be issued in the name of the holder thereof upon cancelation of the original note. In the case of a global note, an appropriate notation will be made on such note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.
Optional Tax Redemption
We or the guarantor may redeem the notes at our option in whole but not in part at any time, if:
•we or the guarantor would be required to pay additional amounts, as a result of any change in the tax laws or income tax treaties (including the official application or interpretation thereof) of a Taxing Jurisdiction (as defined below) or, in the case of an income tax treaty, to which a Taxing

Jurisdiction is a party that, in the case of any of us, becomes effective on or after 22 October 2021 (the issuance date of the notes) (or, in the case of a successor that becomes effective after the date such successor becomes such, or, in the case of assumption by the guarantor, the date of such assumption), as explained below under “—Payment of Additional Amounts”, or
•there is a change in the official application or interpretation of an income tax treaty to which a Taxing Jurisdiction is a party, this change is proposed and becomes effective on or after a date on which one of our affiliates borrows money from us, and because of the change this affiliate would be required to deduct or withhold tax on payments to us to enable us to make any payment of principal, premium, if any, or interest.
In both of these cases, however, we will not be permitted to redeem the notes if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us.
If AGA Holdings or AGA redeem the notes, AGA Holdings or AGA must pay you 100 percent of their principal amount. AGA Holdings or AGA will also pay you unpaid accrued interest to the redemption date. The notes will stop bearing interest on the redemption date, even if you do not collect your money, unless AGA Holdings or AGA defaults in payment of the redemption price. AGA Holdings will give notice to each holder of notes to be redeemed of any redemption AGA Holdings or AGA proposes to make at least ten days, but not more than 60 days, before the redemption date or request that the trustee send such notice of redemption to each holder of notes to be redeemed in the name of AGA Holdings and at its expense.
Change of Control Repurchase Event
If a change of control repurchase event occurs in respect of the notes, unless either AGA Holdings or AGA has exercised its right to redeem the notes as described under “—Optional Redemption” or “—Optional Tax Redemption” above, AGA Holdings will be required to make an offer to each holder of the notes to repurchase all or any part (in minimal denominations of $200,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101 percent of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at AGA Holdings’ option, prior to any change of control, but after the public announcement of the proposed change of control, AGA Holdings will mail or deliver through the relevant securities clearing system a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than ten days and no later than 60 days from the date such notice is mailed or delivered, other than as may be required by law. The notice shall, if mailed or delivered prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Holders of the notes electing to have their notes purchased pursuant to a change of control repurchase event offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the repurchase payment date. AGA Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the change of control repurchase event provisions of the notes, AGA Holdings will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.
On the repurchase date following a change of control repurchase event, AGA Holdings will, to the extent lawful:
•accept for payment all notes or portions of the notes properly tendered pursuant to AGA Holdings’ offer;

•deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and
•deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by AGA Holdings.
The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes (or make payment through the depositary), and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, however, that each new note will be in a minimum principal amount of $200,000 and integral multiples of $1,000 in excess thereof.
AGA Holdings will not be required to make an offer to repurchase the notes issued by it upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by AGA Holdings and such third party purchases all notes properly tendered and not withdrawn under its offer.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“change of control” means the occurrence of any of the following:
•the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, scheme of arrangement, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of AGA and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to AGA, a Qualified Holding Company and/or one of their respective subsidiaries;
•the consummation of any transaction (including, without limitation, any merger, scheme of arrangement, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a subsidiary of AGA) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50 percent of the combined voting power of AGA’s voting stock or other voting stock into which AGA’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares; or
•AGA consolidates with, or merges with or into, or enters into a scheme of arrangement with or amalgamates with, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, or enters into a plan or arrangement with, AGA, in any such event pursuant to a transaction in which any of the outstanding voting stock of AGA or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of AGA outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction.
Notwithstanding the foregoing, a Permitted Reorganization will be deemed not to involve a change of control.
The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of AGA’s and its subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require AGA Holdings to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of AGA’s and its subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“change of control repurchase event” means the circumstance where each of the rating agencies has reduced its rating of the notes by one or more gradations (including gradations within rating categories as well as between rating categories) on any date during the 60-day period (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control; and (2) public notice of the intention by AGA to effect a change of control; provided, however, that a change of control repurchase event shall be deemed not to have occurred if (A) a rating agency that has reduced its rating of the notes by one or more gradations (including gradations within rating categories as well as between rating categories) during that period does not announce or publicly confirm or inform the trustee in writing at AGA Holdings’ request that the reduction was the result, in whole or in part, of any event or circumstance comprised from or arising as a result of the applicable change of control (regardless of whether that change of control shall then have occurred) or (B) a rating of the notes by one of the rating agencies is within that period subsequently upgraded to a credit rating gradation not less than that at the commencement of such 60-day period. Notwithstanding the foregoing, a change of control repurchase event will be deemed not to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated. Any change in the outlook of a rating will not constitute a change in gradation.
“Fitch” means Fitch Ratings, Inc. and its successors.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Permitted Reorganization” means a transaction or a series of related transactions in which (1) AGA becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of AGA’s voting stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50 percent of the voting stock of such holding company.
“Qualified Holding Company” means a holding company of which AGA becomes a direct or indirect wholly-owned subsidiary pursuant to a Permitted Reorganization, and its successors and assigns.
“rating agency” means each of Fitch, Moody’s and S&P; provided, however, that if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of AGA’s control, AGA may select (as certified by a resolution of AGA’s board of directors) a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of AGA and, thus, the removal of incumbent management. Subject to the limitations discussed below, AGA could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect AGA’s capital structure or the credit ratings of the notes. Restrictions on AGA’s ability to incur liens are contained in the covenants as described under “—Limitation on Liens” below.
AGA Holdings may not have sufficient funds to repurchase all the notes upon a change of control repurchase event.

Payment of Additional Amounts
We will pay all amounts of principal of, and any premium and interest on, the notes, and all payments pursuant to any guarantee shall be made, without deduction or withholding for any taxes, duties, assessments or other charges imposed by the government of the United Kingdom or the Isle of Man or any other jurisdiction where we and the guarantor are tax resident or in which we do business, as the case may be, or the government of a jurisdiction in which a successor to any of us, as the case may be, is organized or tax resident (each such jurisdiction, a “Taxing Jurisdiction”), unless such taxes, duties, assessments or other governmental charges are required by a Taxing Jurisdiction to be deducted or withheld. In that event, we (or the guarantor) will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these “additional amounts” will not include:
•the amount of any tax, duty, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction (including any unit of the federal or a state government of the United States);
•the amount of any tax, duty, assessment or other governmental charge that is only payable because either:
•a type of connection exists between the holder and a Taxing Jurisdiction; or
•the holder presented the note for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;
•any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;
•the amount of any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the notes;
•the amount of any tax, duty, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the note failing to accurately comply with a request from us either to provide information concerning the beneficial owner’s nationality, residence or identity or make any claim or to satisfy any information or reporting requirement, if the completion of either is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from the applicable governmental charge;
•any withholding or deduction that is imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Counsel Meeting of 26-27 November 2000 or any law implementing or complying with or introduced in order to conform to such Directive; or
•any combination of the withholdings, taxes, duties, assessments or other governmental charges described above.
Additionally, additional amounts shall not be paid with respect to any payment to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder.
In addition to the exceptions and limitations described above, neither AGA Holdings nor AGA shall be required to pay any additional amounts for or on account of any taxes required to be withheld or deducted under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any amended or successor versions of such Sections (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA.
References in this “—Description of the 2028 Notes” to principal or interest will be deemed to include additional amounts payable with respect thereto.
Limitation on Liens
AGA covenants in the Indenture that it will not, nor will it permit any “Restricted Subsidiary” to, create, incur, issue, assume or guarantee any Capital Markets Indebtedness if the Capital Markets Indebtedness is secured by any mortgage, security interest, pledge, lien or other encumbrance (collectively, a “lien” or “liens”) upon any “Principal Property” of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the securities issued under the Indenture equally and ratably with or prior to such secured Capital Markets Indebtedness. See below for definitions of “Restricted Subsidiary”, “Capital Markets Indebtedness” and “Principal Property”.
This lien restriction will not apply to, among other things:
•liens already existing at 28 April 2010 (the date of the Indenture);
•liens on property or securities of any corporation existing at the time such corporation becomes a Restricted Subsidiary;
•liens arising by operation of law in the ordinary course of business and securing amounts not more than 60 days overdue;
•liens created on an undertaking or asset in favour of a governmental or quasi-governmental (whether national, local or regional) or supra-governmental body in respect of the financing of that undertaking or asset at a preferential rate which secures only the payment or repayment of the financing for that undertaking or asset;
•liens created in respect of any margin or collateral delivered or otherwise provided in connection with metal transactions;
•liens on any property acquired, constructed or improved after the date of the Indenture that are created or assumed before or within 12 months after the acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price or cost of construction or improvement incurred after the date of the Indenture, or existing liens on property acquired after the date of the Indenture, provided that such liens are limited to such property acquired or constructed or to the improvement of such properties;
•liens on any Principal Property imposed to secure all or any part of the payment of costs of exploration, drilling, development, operation, construction, alteration, repair, improvement or rehabilitation, if they are created or assumed before or within 12 months after completion of these activities;
•liens securing debt owed by a Restricted Subsidiary to AGA or to another Restricted Subsidiary;
•liens on any property, shares of stock or indebtedness of a corporation consolidated with or merged into, or substantially all of the assets of which are acquired by AGA or a Restricted Subsidiary existing at the time of such acquisition;
•certain deposits or pledges of assets;
•liens in favour of governmental bodies to secure partial, progress, advance or other payments under any contract or statute or to secure indebtedness incurred to finance all or any part of the purchase price or cost of constructing or improving the property subject to these liens, including liens to secure tax exempt pollution control revenue bonds;
•liens on property acquired by AGA or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;
•judgment liens in which the finality of the judgment is being contested in good faith;
•liens for the sole purpose of extending, renewing or replacing debt secured by the permitted liens listed here, subject to certain limitations;
•liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can be paid without penalty after they are due, or which are being contested in good faith; landlord’s liens on leased property; and other similar liens which do not, in the opinion of AGA, materially impair the use of that property in the operation of its business or the business of a Restricted Subsidiary or the value of that property for the purposes of that business;
•any sale of receivables that is reflected as secured indebtedness on a balance sheet prepared in accordance with International Financial Reporting Standards;
•liens on margin stock owned by AGA and its Restricted Subsidiaries to the extent this margin stock exceeds 25 percent of the fair market value of the sum of the Principal Property and that of the Restricted Subsidiaries plus the shares of stock (including margin stock) and indebtedness incurred by the Restricted Subsidiaries;
•liens over assets for the purpose of securing financing for construction and development of a project such as a mining venture, which we usually call “project finance”;
•any mineral right, royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest kept by the seller in a property AGA acquires, and any sale by AGA to another person of a mineral right, royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest;
•any lien created to secure our portion of someone else’s expenses to develop or conduct operations with respect to mineral resources on a property in which we or one of our Restricted Subsidiaries has an interest;
•any conveyance or assignment under the terms of which AGA or one of its Restricted Subsidiaries conveys or assigns to any person an interest in any mineral and/or the proceeds thereof, any royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest in real property; and
•any lien to secure the performance of our obligations to others who jointly hold an interest in property with AGA or one of its Restricted Subsidiaries.
In addition, the lien restriction described above does not apply to Capital Markets Indebtedness secured by a lien, if the Capital Markets Indebtedness, together with all other Capital Markets Indebtedness secured by liens (not including permitted liens described in “—Limitation on Liens”) and the Attributable Debt (as defined below) associated with Sale and Lease Back Transactions (as defined below) entered into after 28 April 2010 (the date of the Indenture) (but not including Sale and Lease Back Transactions pursuant to which debt has been retired), does not exceed ten percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with International Financial Reporting Standards (“IFRS”).

“Attributable Debt” means, as to any particular lease in a sale and leaseback transaction, synthetic lease or other finance-type lease under which any person is at the time liable for a term of more than 12 months (but, for the sake of clarity, excluding any operating lease (as determined in accordance with IFRS, as in effect immediately prior to the adoption of IFRS 16—“Leases”) and lease entered into for the bona fide purpose of conducting mining, exploration or other operations), at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such lease (as determined by any two directors, or any director and secretary, of AGA), compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent shall include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).
The term “Restricted Subsidiary” is defined in the Indenture to mean any wholly-owned subsidiary of AGA which also owns a Principal Property, unless the subsidiary is primarily engaged in the business of a finance company.
The term “Capital Markets Indebtedness” is defined in the Indenture to mean any indebtedness for money borrowed or interest thereon in the form of bonds, notes, debentures, loan stock or other similar securities that are, or are capable of being, quoted, listed or ordinarily dealt with in any stock exchange, over-the-counter or other securities market, having an original maturity of more than 365 days from its date of issue, or any guarantee or indemnity in respect of Capital Markets Indebtedness.
The term “Principal Property” is defined in the Indenture to mean any mine, together with any fixtures comprising a part thereof, and any plant or other facility, together with any land upon which such plant or other facility is erected and fixtures comprising a part thereof, used primarily for mining or processing, in each case, the net book value of which on the date as of which the determination is being made exceeds five percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS; provided, that Principal Property shall not include (a) any mine, plant or facility which, in the opinion of the board of directors of AGA, is not of material importance to the total business conducted by AGA and its restricted subsidiaries as an entirety or (b) any portion of a particular mine, plant or facility which, in the opinion of AGA is not of material importance to the use or operation of such mine, plant or facility.
Limitation on Sale and Lease Back Transactions
AGA covenants in the Indenture that it will not, nor will it permit any Restricted Subsidiary, to enter into any arrangement with any party providing for the leasing to it or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by it or the Restricted Subsidiary to the party (a “Sale and Lease Back Transaction”), unless:
•the Attributable Debt of the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into after 28 April 2010 (the date of the Indenture) and the aggregate principal amount of the AGA’s debt secured by liens on Principal Property of AGA or any Restricted Subsidiary (but not including permitted liens and Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed ten percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS;

•AGA or the Restricted Subsidiary would be entitled to incur debt secured by a lien on the Principal Property to be leased without securing the securities issued under the Indenture, as described in the bullet points under “—Limitation on Liens” above;
•AGA applies an amount equal to the greater of the net proceeds of the sale or transfer or fair value of the Principal Property that is the subject of a Sale and Lease Back Transaction to the retirement of the securities, or to the retirement of long-term indebtedness of AGA or a Restricted Subsidiary that is not subordinated to the debt securities issued; or
•AGA enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair value of the Principal Property leased.
In addition, the limitation on Sale and Lease Back Transactions does not apply if Attributable Debt associated with the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into after 28 April 2010 (the date of the Indenture) and the aggregate principal amount of AGA’s debt secured by liens on Principal Property of AGA or any Restricted Subsidiary (but not including permitted liens described in “—Limitation on Liens”, and Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed ten percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS.
Events of Default
You will have special rights if an Event of Default occurs in respect of the notes and is not cured, as described later in this subsection.
What Is an Event of Default? The term “Event of Default” in respect of the notes means any of the following:
•failure to pay the principal of, or any premium on, the notes on their due date;
•failure to pay interest or additional amounts on the notes within 30 days of their due date;
•failure to deposit any sinking fund payment in respect of the notes on their due date;
•failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity (which acceleration is not rescinded or annulled within ten days) of, debt of AGA or AGA Holdings having an aggregate principal amount in excess of the greater of (i) $100,000,000 and (ii) five percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS;
•we or the guarantor remain in breach of a covenant in respect of the notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of the notes; or
•we or the guarantor file for bankruptcy or certain other events of bankruptcy, insolvency or reorganisation occur.
An Event of Default for the notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture or any other indenture. The trustee may withhold notice to the holders of notes of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders of the notes.
Remedies if an Event of Default Occurs. If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25 percent in principal amount of the notes may declare the entire principal amount of all the notes to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the notes.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”) satisfactory to the trustee. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:
•you must give your trustee written notice that an Event of Default has occurred and remains uncured;
•the holders of at least 25 percent in principal amount of all outstanding notes must make a written request that the trustee take action because of the default and must offer indemnity to the trustee reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•the holders of a majority in principal amount of the notes must not have given the trustee a direction inconsistent with the above notice.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the due date.
Holders of a majority in principal amount of the notes may waive any past defaults other than:
•the payment of principal, any premium or interest; and
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.
Each year, we and the guarantor will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the notes, or else specifying any default.
Consolidation, Merger, Conveyance or Transfer
Neither AGA Holdings nor AGA will consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:
(1) either AGA Holdings or AGA will be the continuing corporation, or the corporation formed by such consolidation or into which AGA Holdings or AGA is merged or the person which acquires by conveyance or transfer the properties and assets of AGA Holdings or AGA substantially as an entirety (or in the case of any conveyance or transfer of the properties and assets of AGA substantially as an entirety to a Qualified Holding Company and/or any direct or indirect wholly-owned subsidiary of a Qualified Holding Company in connection with a Permitted Reorganization, such Qualified Holding Company) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee acting reasonably, in the case of AGA Holdings, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the notes and the performance of every covenant of the Indenture on the part of AGA Holdings to be performed or observed, and, in the case of AGA, the due and punctual performance of the guarantee and the performance or observance of every covenant of the Indenture on the part of AGA to be performed or observed;
(2) immediately after giving effect to such transaction, no default or event of default will have occurred and be continuing; and
(3) AGA Holdings or such person will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with these provisions and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.
The above paragraph will only apply to a merger or consolidation in which AGA Holdings or AGA, as the case may be, is not the surviving corporation and to conveyances and transfers by AGA Holdings or AGA, as the case may be, as transferor.
Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of AGA Holdings or AGA, as the case may be, substantially as an entirety to any person in accordance with the preceding paragraphs, the successor person formed by such consolidation or into which AGA Holdings or AGA is merged or to which such conveyance or transfer is made (or in the case of any such conveyance or transfer to a Qualified Holding Company and/or any direct or indirect wholly-owned subsidiary of a Qualified Holding Company in connection with a Permitted Reorganization, such Qualified Holding Company) will succeed to, and be substituted for, and may exercise every right and power of, AGA Holdings or AGA under the Indenture with the same effect as if such successor person had been named as AGA Holdings or AGA, as the case may be, in the Indenture; and in the event of any such conveyance or transfer, AGA Holdings or AGA, as the case may be, will be discharged from all obligations and covenants under the Indenture and the notes and the coupons, or the guarantee, as the case may be, and may be dissolved and liquidated
Modification or Waiver
There are three types of changes we can make to the Indenture and the notes.
Changes Requiring Your Approval. First, there are changes that we cannot make to your notes without your specific approval. Following is a list of those types of changes:
•change the stated maturity of the principal of (or premium, if any) or interest on the notes;
•reduce any amounts due on the notes;
•reduce the amount of principal payable upon acceleration of the maturity of the notes following a default;
•adversely affect any right of repayment at the holder’s option;
•change the place or currency of payment on the notes;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange the notes in accordance with their terms;
•reduce the percentage in principal amount of holders of the notes whose consent is needed to modify or amend the Indenture;

•reduce the percentage in principal amount of holders of the notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults under the Indenture;
•modify any other aspect of the provisions of the Indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation to pay additional amounts, as explained above under “—Payment of Additional Amounts”.
Changes Not Requiring Approval. The second type of change does not require any vote by the holders of the notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding notes in any material respect. We also do not need any approval to make any change that affects only notes to be issued under the Indenture after the change takes effect.
Changes Requiring Majority Approval. Any other change to the Indenture or the notes would require the following approval:
•if the change affects only the notes, it must be approved by the holders of a majority in principal amount of the notes;
•if the change affects more than one series of debt securities issued under the Indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, any resolution passed or decision taken at any meeting of the holders of a series of debt securities must be in writing.
The holders of a majority in principal amount of any series of debt securities issued under the Indenture may waive our (and, in the case of the notes or other guaranteed debt securities, the guarantor’s) compliance with some of our covenants in the Indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval”.
Further Details Concerning Voting. We will generally be entitled to set any day as a record date for the purpose of determining the holders of notes that are entitled to vote or take other action under the Indenture. If we set a record date for a vote or other action to be taken by holders of the notes, that vote or action may be taken only by persons who are holders of outstanding notes on the record date, and the vote or other action must be taken within eleven months following the record date. The holder of a note will be entitled to one vote for each $1,000 principal amount of the note that is outstanding and held by it. Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Notes will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance”.
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE NOTES OR REQUEST A WAIVER.
Sinking Fund
The notes will not be entitled to the benefit of a sinking fund.
Defeasance
The following provisions will be applicable to the notes.

Covenant Defeasance. Under certain circumstances as described below, we or the guarantor can `be released from some of the restrictive covenants in the Indenture. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and U.S. government securities set aside in trust to repay your notes. In order to achieve covenant defeasance, we must do the following:
•we must deposit in trust for the benefit of all holders of the notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates;
•the “covenant defeasance” must not otherwise result in a breach of the Indenture or any of our and the guarantor’s material agreements;
•no Event of Default must have occurred and remain uncured;
•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity; and
•we must deliver to the trustee a legal opinion and officer’s certificate, each stating that all conditions precedent to “covenant defeasance” under the Indenture have been met.
If we accomplish covenant defeasance, you can still look to us for repayment of the notes if there is a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance. Under certain circumstances as described below, we or the guarantor can legally release ourselves from all payment and certain other obligations on the notes. This is called “full defeasance”. In order to achieve full defeasance, we must put in place the following arrangements for you to be repaid:
•we must deposit in trust for the benefit of all holders of the notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates;
•the “full defeasance” must not otherwise result in a breach of the Indenture or any of our and the guarantor’s material agreements;
•no Event of Default must have occurred and remain uncured;
•we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity. Under current U.S. federal income tax law, the deposit and our legal release from the notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your notes and you would recognise gain or loss on the notes at the time of the deposit; and
•we must deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to “full defeasance” under the Indenture have been met.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the notes. You could not look to us for repayment in the unlikely event of any shortfall.

Listing
The notes are listed on the New York Stock Exchange.
Guarantee
AGA fully and unconditionally guarantees the payment of the principal of, premium, if any, and interest on the notes, including any additional amounts, when and as any such payments become due, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the notes constitutes unsecured and unsubordinated indebtedness of AGA and ranks equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantee is or will be effectively subordinated to any of AGA’s existing and future secured debt, to the extent of the value of the assets securing such debt, and structurally subordinated to all of the existing and future liabilities (including trade payables) of each of AGA’s subsidiaries (other than AGA Holdings). Under the terms of the full and unconditional guarantee, holders of notes will not be required to exercise their remedies against AGA Holdings before they proceed directly against AGA.
Trustee
The Bank of New York Mellon is trustee, paying agent, registrar and transfer agent under the Indenture. The Bank of New York Mellon’s address currently is 240 Greenwich Street, New York, New York 10286.
DESCRIPTION OF THE 2030 NOTES
This section describes the specific financial and legal terms of the 3.750% notes due 2030 (the “notes”) and the Indenture. The following description is a summary of material provisions of the notes and the Indenture and does not purport to be complete. References to “we”, “us” and “our” in this section refer to AGA Holdings. References to “holder”, “you” and “your” in this section refers to holders of the notes.
General
The notes were issued under the Indenture. Book-entry interests in the notes were issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months. The Indenture, the notes and the guarantee are governed by the laws of the State of New York.
The notes were issued in an aggregate principal amount of $700,000,000 and mature on 1 October 2030. The notes bear interest at a rate of 3.750% per annum, payable semi-annually in arrears on 1 April and 1 October of each year. The regular record dates for the notes are every 15 March and 15 September of each year.
If any scheduled interest payment date is not a business day, AGA Holdings will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, AGA Holdings may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.
A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City or in the City of London.
The notes are unsecured and unsubordinated indebtedness of AGA Holdings and rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The notes are or will be effectively subordinated to any of AGA Holdings’ existing and future secured debt, to the extent of the value of the assets securing such debt, and structurally subordinated to all of the existing and future liabilities (including trade payables) of each of AGA Holdings’ subsidiaries.

The principal corporate trust office of the trustee in New York City is designated as the principal paying agent. AGA Holdings may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Further Issuances
AGA Holdings may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes except for the price to the public and issue date; provided, however, that no such additional notes may be issued unless they are fungible with the notes for U.S. federal income tax purposes. Any such additional notes, together with the notes, will constitute a single series of securities under the Indenture and are included in the definition of “notes” in this section where the context requires. There is no limitation on the amount of notes or other debt securities that AGA Holdings may issue under the Indenture.
Optional Redemption
Prior to 1 July 2030, AGA Holdings or AGA may redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100 percent of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes matured on 1 July 2030 (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Make-whole Spread, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption.
On or after 1 July 2030, AGA Holdings or AGA may redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to 100 percent of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.
Further installments of interest on the notes to be redeemed that are due and payable on the interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the notes and the Indenture.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes mature on 1 July 2030) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes (assuming, for this purpose, that the notes mature on 1 July 2030).
“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if AGA Holdings obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by AGA Holdings.
“Make-whole Spread” means 50 basis points.
“Reference Treasury Dealer” means each of any four of BMO Capital Markets Corp., BNP Paribas, BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank AG, London Branch, J.P. Morgan Securities plc, RBC Capital Markets, LLC and Scotia Capital (USA) Inc. or their respective affiliates, in each case that are primary U.S.

Government securities dealers, selected by AGA Holdings, and their respective successors; provided, however, that if any of the foregoing or their respective affiliates shall cease to be a primary U.S. Government securities dealer in New York City, AGA Holdings shall substitute therefor another such primary U.S. Government securities dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by AGA Holdings, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to AGA Holdings by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.
AGA Holdings will give notice to each holder of notes to be redeemed of any redemption AGA Holdings or AGA proposes to make at least ten days, but not more than 60 days, before the redemption date or request that the trustee send such notice of redemption to each holder of notes to be redeemed in the name of AGA Holdings and at its expense. If fewer than all of the notes are to be redeemed, the notes to be redeemed shall be selected as set forth under “—Selection and Notice” below.
Subject to the terms of the applicable redemption notice, notes called for redemption become due on the date fixed for redemption. Unless AGA Holdings or AGA defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
AGA Holdings or AGA may at any time, and from time to time, purchase notes at any price or prices in the open market or otherwise.
Selection and Notice
If less than all of the notes are to be redeemed at any time, the trustee will select the notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the notes are listed, as certified to the trustee by Holdings, and in compliance with the requirements of DTC, or if the notes are not so listed or such exchange prescribes no method of selection and the notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no note of $200,000 in aggregate principal amount or less shall be redeemed in part.
If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original note will be issued in the name of the holder thereof upon cancelation of the original note. In the case of a global note, an appropriate notation will be made on such note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.
Optional Tax Redemption
We or the guarantor may redeem the notes at our option in whole but not in part at any time, if:
•we or the guarantor would be required to pay additional amounts, as a result of any change in the tax laws or income tax treaties (including the official application or interpretation thereof) of a Taxing Jurisdiction (as defined below) or, in the case of an income tax treaty, to which a Taxing Jurisdiction is a party that, in the case of any of us, becomes effective on or after 1 October 2020 (the issuance date of the notes) (or, in the case of a successor that becomes effective after the date such successor becomes such, or, in the case of assumption by the guarantor, the date of such assumption), as explained below under “—Payment of Additional Amounts”, or
•there is a change in the official application or interpretation of an income tax treaty to which a Taxing Jurisdiction is a party, this change is proposed and becomes effective on or after a date on which one of our affiliates borrows money from us, and because of the change this affiliate would be required to deduct or withhold tax on payments to us to enable us to make any payment of principal, premium, if any, or interest.

In both of these cases, however, we will not be permitted to redeem the notes if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us.
If AGA Holdings or AGA redeem the notes, AGA Holdings or AGA must pay you 100 percent of their principal amount. AGA Holdings or AGA will also pay you unpaid accrued interest to the redemption date. The notes will stop bearing interest on the redemption date, even if you do not collect your money. AGA Holdings will give notice to each holder of notes to be redeemed of any redemption AGA Holdings or AGA proposes to make at least ten days, but not more than 60 days, before the redemption date or request that the trustee send such notice of redemption to each holder of notes to be redeemed in the name of AGA Holdings and at its expense.
Change of Control Repurchase Event
If a change of control repurchase event occurs in respect of the notes, unless either AGA Holdings or AGA has exercised its right to redeem the notes as described under “—Optional Redemption” or “—Optional Tax Redemption” above, AGA Holdings will be required to make an offer to each holder of the notes to repurchase all or any part (in minimal denominations of $200,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101 percent of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at AGA Holdings’ option, prior to any change of control, but after the public announcement of the proposed change of control, AGA Holdings will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than ten days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Holders of the notes electing to have their notes purchased pursuant to a change of control repurchase event offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the repurchase payment date. AGA Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the change of control repurchase event provisions of the notes, AGA Holdings will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.
On the repurchase date following a change of control repurchase event, AGA Holdings will, to the extent lawful:
•accept for payment all notes or portions of the notes properly tendered pursuant to AGA Holdings’ offer;
•deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and
•deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by AGA Holdings.
The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes (or make payment through the depositary), and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, however, that each new note will be in a minimum principal amount of $200,000 and integral multiples of $1,000 in excess thereof.

AGA Holdings will not be required to make an offer to repurchase the notes issued by it upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by AGA Holdings and such third party purchases all notes properly tendered and not withdrawn under its offer.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“change of control” means the occurrence of any of the following:
•the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, scheme of arrangement, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of AGA and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to AGA, a Qualified Holding Company and/or one of their respective subsidiaries;
•the consummation of any transaction (including, without limitation, any merger, scheme of arrangement, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a subsidiary of AGA) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50 percent of the combined voting power of AGA’s voting stock or other voting stock into which AGA’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares; or
•AGA consolidates with, or merges with or into, or enters into a scheme of arrangement with or amalgamates with, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, or enters into a plan or arrangement with, AGA, in any such event pursuant to a transaction in which any of the outstanding voting stock of AGA or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of AGA outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction.
Notwithstanding the foregoing, a Permitted Reorganization will be deemed not to involve a change of control.
The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of AGA’s and its subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require AGA Holdings to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of AGA’s and its subsidiaries’ assets taken as a whole to another person or group may be uncertain.
“change of control repurchase event” means the circumstance where each of the rating agencies has reduced its rating of the notes by one or more gradations (including gradations within rating categories as well as between rating categories) on any date during the 60-day period (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control; and (2) public notice of the intention by AGA to effect a change of control; provided, however, that a change of control repurchase event shall be deemed not to have occurred if (A) a rating agency that has reduced its rating of the notes by one or more gradations (including gradations within rating categories as well as between rating categories) during that period does not announce or publicly confirm or inform the trustee in writing at AGA Holdings’ request that the reduction was the result, in whole or in part, of any event or circumstance comprised from or arising as a result of the applicable change of control (regardless of whether that change of control shall then have occurred) or (B) a rating of the notes by one of the rating agencies is within that period subsequently upgraded to a credit rating gradation not less than that at the commencement of such 60-day period. Notwithstanding the foregoing, a change of control repurchase event will be deemed not to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated. Any change in the outlook of a rating will not constitute a change in gradation.
“Fitch” means Fitch Ratings, Inc. and its successors.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Permitted Reorganization” means a transaction or a series of related transactions in which (1) AGA becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of AGA’s voting stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50 percent of the voting stock of such holding company.
“Qualified Holding Company” means a holding company of which AGA becomes a direct or indirect wholly-owned subsidiary pursuant to a Permitted Reorganization, and its successors and assigns.
“rating agency” means each of Fitch, Moody’s and S&P; provided, however, that if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of AGA’s control, AGA may select (as certified by a resolution of AGA’s board of directors) a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of AGA and, thus, the removal of incumbent management. Subject to the limitations discussed below, AGA could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect AGA’s capital structure or the credit ratings of the notes. Restrictions on AGA’s ability to incur liens are contained in the covenants as described under “—Limitation on Liens” below.
AGA Holdings may not have sufficient funds to repurchase all the notes upon a change of control repurchase event.
Payment of Additional Amounts
We will pay all amounts of principal of, and any premium and interest on, the notes, and all payments pursuant to any guarantee shall be made, without deduction or withholding for any taxes, duties, assessments or other charges imposed by the government of the United Kingdom or the Isle of Man or any other jurisdiction where we and the guarantor are tax resident or in which we do business, as the case may be, or the government of a jurisdiction in which a successor to any of us, as the case may be, is organized or tax resident (each such jurisdiction, a “Taxing Jurisdiction”), unless such taxes, duties, assessments or other governmental charges are required by a Taxing Jurisdiction to be deducted or withheld. In that event, we (or the guarantor) will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these “additional amounts” will not include:

•the amount of any tax, duty, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction (including any unit of the federal or a state government of the United States);
•the amount of any tax, duty, assessment or other governmental charge that is only payable because either:
•a type of connection exists between the holder and a Taxing Jurisdiction; or
•the holder presented the note for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;
•any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;
•the amount of any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the notes;
•the amount of any tax, duty, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the note failing to accurately comply with a request from us either to provide information concerning the beneficial owner’s nationality, residence or identity or make any claim or to satisfy any information or reporting requirement, if the completion of either is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from the applicable governmental charge;
•any withholding or deduction that is imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Counsel Meeting of 26-27 November 2000 or any law implementing or complying with or introduced in order to conform to such Directive; or
•any combination of the withholdings, taxes, duties, assessments or other governmental charges described above.
Additionally, additional amounts shall not be paid with respect to any payment to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder.
In addition to the exceptions and limitations described above, neither AGA Holdings nor AGA shall be required to pay any additional amounts for or on account of any taxes required to be withheld or deducted under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any amended or successor versions of such Sections (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA.
References in this “—Description of the 2030 Notes” to principal or interest will be deemed to include additional amounts payable with respect thereto.
Limitation on Liens
AGA covenants in the Indenture that it will not, nor will it permit any “Restricted Subsidiary” to, create, incur, issue, assume or guarantee any Capital Markets Indebtedness if the Capital Markets Indebtedness is secured by any mortgage, security interest, pledge, lien or other encumbrance (collectively, a “lien” or “liens”) upon any “Principal Property” of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the securities issued under the Indenture equally and ratably with or prior to such secured Capital Markets Indebtedness. See below for definitions of “Restricted Subsidiary”, “Capital Markets Indebtedness” and “Principal Property”.
This lien restriction will not apply to, among other things:
•liens already existing at 28 April 2010 (the date of the Indenture);
•liens on property or securities of any corporation existing at the time such corporation becomes a Restricted Subsidiary;
•liens arising by operation of law in the ordinary course of business and securing amounts not more than 60 days overdue;
•liens created on an undertaking or asset in favour of a governmental or quasi-governmental (whether national, local or regional) or supra-governmental body in respect of the financing of that undertaking or asset at a preferential rate which secures only the payment or repayment of the financing for that undertaking or asset;
•liens created in respect of any margin or collateral delivered or otherwise provided in connection with metal transactions;
•liens on any property acquired, constructed or improved after the date of the Indenture that are created or assumed before or within 12 months after the acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price or cost of construction or improvement incurred after the date of the Indenture, or existing liens on property acquired after the date of the Indenture, provided that such liens are limited to such property acquired or constructed or to the improvement of such properties;
•liens on any Principal Property imposed to secure all or any part of the payment of costs of exploration, drilling, development, operation, construction, alteration, repair, improvement or rehabilitation, if they are created or assumed before or within 12 months after completion of these activities;
•liens securing debt owed by a Restricted Subsidiary to AGA or to another Restricted Subsidiary;
•liens on any property, shares of stock or indebtedness of a corporation consolidated with or merged into, or substantially all of the assets of which are acquired by AGA or a Restricted Subsidiary existing at the time of such acquisition;
•certain deposits or pledges of assets;
•liens in favour of governmental bodies to secure partial, progress, advance or other payments under any contract or statute or to secure indebtedness incurred to finance all or any part of the purchase price or cost of constructing or improving the property subject to these liens, including liens to secure tax exempt pollution control revenue bonds;
•liens on property acquired by AGA or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;
•judgment liens in which the finality of the judgment is being contested in good faith;
•liens for the sole purpose of extending, renewing or replacing debt secured by the permitted liens listed here, subject to certain limitations;
•liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can be paid without penalty after they are due, or which are being contested in good faith;

landlord’s liens on leased property; and other similar liens which do not, in the opinion of AGA, materially impair the use of that property in the operation of its business or the business of a Restricted Subsidiary or the value of that property for the purposes of that business;
•any sale of receivables that is reflected as secured indebtedness on a balance sheet prepared in accordance with International Financial Reporting Standards;
•liens on margin stock owned by AGA and its Restricted Subsidiaries to the extent this margin stock exceeds 25 percent of the fair market value of the sum of the Principal Property and that of the Restricted Subsidiaries plus the shares of stock (including margin stock) and indebtedness incurred by the Restricted Subsidiaries;
•liens over assets for the purpose of securing financing for construction and development of a project such as a mining venture, which we usually call “project finance”;
•any mineral right, royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest kept by the seller in a property AGA acquires, and any sale by AGA to another person of a mineral right, royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest;
•any lien created to secure our portion of someone else’s expenses to develop or conduct operations with respect to mineral resources on a property in which we or one of our Restricted Subsidiaries has an interest;
•any conveyance or assignment under the terms of which AGA or one of its Restricted Subsidiaries conveys or assigns to any person an interest in any mineral and/or the proceeds thereof, any royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest in real property; and
•any lien to secure the performance of our obligations to others who jointly hold an interest in property with AGA or one of its Restricted Subsidiaries.
In addition, the lien restriction described above does not apply to Capital Markets Indebtedness secured by a lien, if the Capital Markets Indebtedness, together with all other Capital Markets Indebtedness secured by liens (not including permitted liens described in “—Limitation on Liens”) and the Attributable Debt (as defined below) associated with Sale and Lease Back Transactions (as defined below) entered into after 28 April 2010 (the date of the Indenture) (but not including Sale and Lease Back Transactions pursuant to which debt has been retired), does not exceed ten percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with International Financial Reporting Standards (“IFRS”).
“Attributable Debt” means, as to any particular lease in a sale and leaseback transaction, synthetic lease or other finance-type lease under which any person is at the time liable for a term of more than 12 months (but, for the sake of clarity, excluding any operating lease (as determined in accordance with IFRS, as in effect immediately prior to the adoption of IFRS 16—“Leases”) and lease entered into for the bona fide purpose of conducting mining, exploration or other operations), at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such lease (as determined by any two directors, or any director and secretary, of AGA), compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent shall include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).
The term “Restricted Subsidiary” is defined in the Indenture to mean any wholly-owned subsidiary of AGA which also owns a Principal Property, unless the subsidiary is primarily engaged in the business of a finance company.
The term “Capital Markets Indebtedness” is defined in the Indenture to mean any indebtedness for money borrowed or interest thereon in the form of bonds, notes, debentures, loan stock or other similar securities that are, or are capable of being, quoted, listed or ordinarily dealt with in any stock exchange, over-the-counter or other securities market, having an original maturity of more than 365 days from its date of issue, or any guarantee or indemnity in respect of Capital Markets Indebtedness.
The term “Principal Property” is defined in the Indenture to mean any mine, together with any fixtures comprising a part thereof, and any plant or other facility, together with any land upon which such plant or other facility is erected and fixtures comprising a part thereof, used primarily for mining or processing, in each case, the net book value of which on the date as of which the determination is being made exceeds five percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS; provided, that Principal Property shall not include (a) any mine, plant or facility which, in the opinion of the board of directors of AGA, is not of material importance to the total business conducted by AGA and its restricted subsidiaries as an entirety or (b) any portion of a particular mine, plant or facility which, in the opinion of AGA is not of material importance to the use or operation of such mine, plant or facility.
Limitation on Sale and Lease Back Transactions
AGA covenants in the Indenture that it will not, nor will it permit any Restricted Subsidiary, to enter into any arrangement with any party providing for the leasing to it or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by it or the Restricted Subsidiary to the party (a “Sale and Lease Back Transaction”), unless:
•the Attributable Debt of the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into after 28 April 2010 (the date of the Indenture) and the aggregate principal amount of the AGA’s debt secured by liens on Principal Property of AGA or any Restricted Subsidiary (but not including permitted liens and Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed ten percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS;
•AGA or the Restricted Subsidiary would be entitled to incur debt secured by a lien on the Principal Property to be leased without securing the securities issued under the Indenture, as described in the bullet points under “—Limitation on Liens” above;
•AGA applies an amount equal to the greater of the net proceeds of the sale or transfer or fair value of the Principal Property that is the subject of a Sale and Lease Back Transaction to the retirement of the securities, or to the retirement of long-term indebtedness of AGA or a Restricted Subsidiary that is not subordinated to the debt securities issued; or
•AGA enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair value of the Principal Property leased.

In addition, the limitation on Sale and Lease Back Transactions does not apply if Attributable Debt associated with the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into after 28 April 2010 (the date of the Indenture) and the aggregate principal amount of AGA’s debt secured by liens on Principal Property of AGA or any Restricted Subsidiary (but not including permitted liens described in “—Limitation on Liens”, and Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed ten percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS.
Events of Default
You will have special rights if an Event of Default occurs in respect of the notes and is not cured, as described later in this subsection.
What Is an Event of Default? The term “Event of Default” in respect of the notes means any of the following:
•failure to pay the principal of, or any premium on, the notes on their due date;
•failure to pay interest or additional amounts on the notes within 30 days of their due date;
•failure to deposit any sinking fund payment in respect of the notes on their due date;
•failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity (which acceleration is not rescinded or annulled within ten days) of, debt of AGA or AGA Holdings having an aggregate principal amount in excess of the greater of (i) $100,000,000 and (ii) five percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS;
•we or the guarantor remain in breach of a covenant in respect of the notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of the notes; or
•we or the guarantor file for bankruptcy or certain other events of bankruptcy, insolvency or reorganisation occur.
An Event of Default for the notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture or any other indenture. The trustee may withhold notice to the holders of notes of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders of the notes.
Remedies if an Event of Default Occurs. If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25 percent in principal amount of the notes may declare the entire principal amount of all the notes to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the notes.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”) satisfactory to the trustee. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:
•you must give your trustee written notice that an Event of Default has occurred and remains uncured;
•the holders of at least 25 percent in principal amount of all outstanding notes must make a written request that the trustee take action because of the default and must offer indemnity to the trustee reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•the holders of a majority in principal amount of the notes must not have given the trustee a direction inconsistent with the above notice.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the due date.
Holders of a majority in principal amount of the notes may waive any past defaults other than:
•the payment of principal, any premium or interest; and
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.
Each year, we and the guarantor will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the notes, or else specifying any default.
Consolidation, Merger, Conveyance or Transfer
Neither AGA Holdings nor AGA will consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:
(1) either AGA Holdings or AGA will be the continuing corporation, or the corporation formed by such consolidation or into which AGA Holdings or AGA is merged or the person which acquires by conveyance or transfer the properties and assets of AGA Holdings or AGA substantially as an entirety (or in the case of any conveyance or transfer of the properties and assets of AGA substantially as an entirety to a Qualified Holding Company and/or any direct or indirect wholly-owned subsidiary of a Qualified Holding Company in connection with a Permitted Reorganization, such Qualified Holding Company) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee acting reasonably, in the case of AGA Holdings, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the notes and the performance of every covenant of the Indenture on the part of AGA Holdings to be performed or observed, and, in the case of AGA, the due and punctual performance of the guarantee and the performance or observance of every covenant of the Indenture on the part of AGA to be performed or observed;
(2) immediately after giving effect to such transaction, no default or event of default will have occurred and be continuing; and
(3) AGA Holdings or such person will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with these provisions and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.
The above paragraph will only apply to a merger or consolidation in which AGA Holdings or AGA, as the case may be, is not the surviving corporation and to conveyances and transfers by AGA Holdings or AGA, as the case may be, as transferor.
Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of AGA Holdings or AGA, as the case may be, substantially as an entirety to any person in accordance with the preceding paragraphs, the successor person formed by such consolidation or into which AGA Holdings or AGA is merged or to which such conveyance or transfer is made (or in the case of any such conveyance or transfer to a Qualified Holding Company and/or any direct or indirect wholly-owned subsidiary of a Qualified Holding Company in connection with a Permitted Reorganization, such Qualified Holding Company) will succeed to, and be substituted for, and may exercise every right and power of, AGA Holdings or AGA under the Indenture with the same effect as if such successor person had been named as AGA Holdings or AGA, as the case may be, in the Indenture; and in the event of any such conveyance or transfer, AGA Holdings or AGA, as the case may be, will be discharged from all obligations and covenants under the Indenture and the notes and the coupons, or the guarantee, as the case may be, and may be dissolved and liquidated
Modification or Waiver
There are three types of changes we can make to the Indenture and the notes.
Changes Requiring Your Approval. First, there are changes that we cannot make to your notes without your specific approval. Following is a list of those types of changes:
•change the stated maturity of the principal of (or premium, if any) or interest on the notes;
•reduce any amounts due on the notes;
•reduce the amount of principal payable upon acceleration of the maturity of the notes following a default;
•adversely affect any right of repayment at the holder’s option;
•change the place or currency of payment on the notes;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange the notes in accordance with their terms;
•reduce the percentage in principal amount of holders of the notes whose consent is needed to modify or amend the Indenture;
•reduce the percentage in principal amount of holders of the notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults under the Indenture;
•modify any other aspect of the provisions of the Indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation to pay additional amounts, as explained above under “—Payment of Additional Amounts”.
Changes Not Requiring Approval. The second type of change does not require any vote by the holders of the notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding notes in any material respect. We also do not need any approval to make any change that affects only notes to be issued under the Indenture after the change takes effect.
Changes Requiring Majority Approval. Any other change to the Indenture or the notes would require the following approval:
•if the change affects only the notes, it must be approved by the holders of a majority in principal amount of the notes;
•if the change affects more than one series of debt securities issued under the Indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, any resolution passed or decision taken at any meeting of the holders of a series of debt securities must be in writing.
The holders of a majority in principal amount of any series of debt securities issued under the Indenture may waive our (and, in the case of the notes or other guaranteed debt securities, the guarantor’s) compliance with some of our covenants in the Indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval”.
Further Details Concerning Voting. We will generally be entitled to set any day as a record date for the purpose of determining the holders of notes that are entitled to vote or take other action under the Indenture. If we set a record date for a vote or other action to be taken by holders of the notes, that vote or action may be taken only by persons who are holders of outstanding notes on the record date, and the vote or other action must be taken within eleven months following the record date. The holder of a note will be entitled to one vote for each $1,000 principal amount of the note that is outstanding and held by it. Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Notes will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance”.
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE NOTES OR REQUEST A WAIVER.
Sinking Fund
The notes will not be entitled to the benefit of a sinking fund.
Defeasance
The following provisions will be applicable to the notes.
Covenant Defeasance. Under certain circumstances as described below, we or the guarantor can `be released from some of the restrictive covenants in the Indenture. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and U.S. government securities set aside in trust to repay your notes. In order to achieve covenant defeasance, we must do the following:
•we must deposit in trust for the benefit of all holders of the notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates;
•the “covenant defeasance” must not otherwise result in a breach of the Indenture or any of our and the guarantor’s material agreements;
•no Event of Default must have occurred and remain uncured;

•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity; and
•we must deliver to the trustee a legal opinion and officer’s certificate, each stating that all conditions precedent to “covenant defeasance” under the Indenture have been met.
If we accomplish covenant defeasance, you can still look to us for repayment of the notes if there is a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance. Under certain circumstances as described below, we or the guarantor can legally release ourselves from all payment and certain other obligations on the notes. This is called “full defeasance”. In order to achieve full defeasance, we must put in place the following arrangements for you to be repaid:
•we must deposit in trust for the benefit of all holders of the notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates;
•the “full defeasance” must not otherwise result in a breach of the Indenture or any of our and the guarantor’s material agreements;
•no Event of Default must have occurred and remain uncured;
•we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity. Under current U.S. federal income tax law, the deposit and our legal release from the notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your notes and you would recognise gain or loss on the notes at the time of the deposit; and
•we must deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to “full defeasance” under the Indenture have been met.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the notes. You could not look to us for repayment in the unlikely event of any shortfall.
Listing
The notes are listed on the New York Stock Exchange.
Guarantee
AGA fully and unconditionally guarantees the payment of the principal of, premium, if any, and interest on the notes, including any additional amounts, when and as any such payments become due, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the notes constitutes unsecured and unsubordinated indebtedness of AGA and ranks equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantee is or will be effectively subordinated to any of AGA’s existing and future secured debt, to the extent of the value of the assets securing such debt, and structurally subordinated to all of the existing and future liabilities (including trade payables) of each of AGA’s subsidiaries (other than AGA Holdings). Under the terms of the full and unconditional guarantee, holders of notes will not be required to exercise their remedies against AGA Holdings before they proceed directly against AGA.

Trustee
The Bank of New York Mellon is trustee, paying agent, registrar and transfer agent under the Indenture. The Bank of New York Mellon’s address currently is 240 Greenwich Street, New York, New York 10286.

DESCRIPTION OF THE 2040 NOTES
This section describes the specific financial and legal terms of the 6.500% notes due 2040 (the “notes”) and the Indenture. The following description is a summary of material provisions of the notes and the Indenture and does not purport to be complete. References to “we”, “us” and “our” in this section refer to AGA Holdings. References to “holder”, “you” and “your” in this section refers to holders of the notes.
General
The notes were issued under the Indenture. Book-entry interests in the notes were issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months. The Indenture, the notes and the guarantee are governed by the laws of the State of New York.
The notes were issued in an aggregate principal amount of $300,000,000 and mature on 15 April 2040. The notes bear interest at a rate of 6.500% per annum, payable semi-annually in arrears on 15 April and 15 October of each year. The regular record dates for the notes are every 1 April and 1 October of each year.
If any scheduled interest payment date is not a business day, AGA Holdings will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, AGA Holdings may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.
A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City or in the City of London.
The notes are unsecured and unsubordinated indebtedness of AGA Holdings and rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The notes are or will be effectively subordinated to any of AGA Holdings’ existing and future secured debt, to the extent of the value of the assets securing such debt, and structurally subordinated to all of the existing and future liabilities (including trade payables) of each of AGA Holdings’ subsidiaries.
The principal corporate trust office of the trustee in New York City is designated as the principal paying agent.
AGA Holdings may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Further Issuances
AGA Holdings may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes except for the price to the public and issue date; provided, however, that no such additional notes may be issued unless they are fungible with the notes for U.S. federal income tax purposes.
Any such additional notes, together with the notes, will constitute a single series of securities under the Indenture and are included in the definition of “notes” in this section where the context requires. There is no limitation on the amount of notes or other debt securities that AGA Holdings may issue under the Indenture.
Optional Redemption
The notes are redeemable as a whole or in part, at the option of AGA Holdings or AGA at any time and from time to time, at a redemption price equal to the greater of (i) 100 percent of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semiannual basis

(assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Make-whole Spread, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. Further installments of interest on the notes to be redeemed that are due and payable on the interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the notes and the Indenture.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by AGA Holdings.
“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if AGA Holdings obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Reference Treasury Dealer” means each of Barclays Capital Inc., Goldman, Sachs & Co. or their affiliates that are primary U.S. Government securities dealers and two other primary U.S. Government securities dealers in New York City selected by AGA Holdings, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York City, AGA Holdings shall substitute therefor another such primary U.S. Government securities dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by AGA Holdings, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to AGA Holdings by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.
“Make-whole Spread” means 25 basis points.
AGA Holdings will give notice to each holder of notes to be redeemed of any redemption AGA Holdings or AGA propose to make at least 30 days, but not more than 60 days, before the redemption date or request that the trustee send such notice of redemption to each holder of notes to be redeemed in the name of AGA Holdings and at its expense. If fewer than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by lot or any other such method as the trustee deems to be fair and appropriate.
Unless AGA Holdings or AGA defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
Optional Tax Redemption
We or the guarantor may redeem the notes at our option in whole but not in part at any time, if:
•we or the guarantor would be required to pay additional amounts, as a result of any change in the tax laws or income tax treaties (including the official application or interpretation thereof) of a Taxing Jurisdiction (as defined herein) or, in the case of an income tax treaty, to which a Taxing Jurisdiction is a party that, in the case of any of us, becomes effective on or after 28 April 2010 (the issuance date of the notes) (or, in the case of a successor that becomes effective after the date such successor becomes such, or, in the case of assumption by the guarantor, the date of such assumption), as explained below under “—Payment of Additional Amounts”, or

•there is a change in the official application or interpretation of an income tax treaty to which a Taxing Jurisdiction is a party, this change is proposed and becomes effective on or after a date on which one of our affiliates borrows money from us, and because of the change this affiliate would be required to deduct or withhold tax on payments to us to enable us to make any payment of principal, premium, if any, or interest.
In both of these cases, however, we will not be permitted to redeem the notes if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us.
If AGA Holdings or AGA call the notes, AGA Holdings or AGA must pay you 100 percent of their principal amount. AGA Holdings or AGA will also pay you unpaid accrued interest to the redemption date. The notes will stop bearing interest on the redemption date, even if you do not collect your money. AGA Holdings will give notice to each holder of notes to be redeemed of any redemption AGA Holdings or AGA proposes to make at least 30 days, but not more than 60 days, before the redemption date or request that the trustee send such notice of redemption to each holder of notes to be redeemed in the name of AGA Holdings and at its expense.
Change of Control Repurchase Event
If a change of control repurchase event occurs in respect of the notes, unless either AGA Holdings or AGA has exercised its right to redeem the notes as described under “—Optional Redemption” or “—Optional Tax Redemption” above, AGA Holdings will be required to make an offer to each holder of the notes to repurchase all or any part (in minimal denominations of $1,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101 percent of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at AGA Holdings’ option, prior to any change of control, but after the public announcement of the proposed change of control, AGA Holdings will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Holders of the notes electing to have their notes purchased pursuant to a change of control repurchase event offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the repurchase payment date. AGA Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the change of control repurchase event provisions of the notes, AGA Holdings will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.
On the repurchase date following a change of control repurchase event, AGA Holdings will, to the extent lawful:
•accept for payment all notes or portions of the notes properly tendered pursuant to AGA Holdings’ offer;
•deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

•deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by AGA Holdings.
The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes (or make payment through the depositary), and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, however, that each new note will be in a minimum principal amount of $1,000 and integral multiples of $1,000 in excess thereof.
AGA Holdings will not be required to make an offer to repurchase the notes issued by it upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by AGA Holdings and such third party purchases all notes properly tendered and not withdrawn under its offer.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“change of control” means the occurrence of any of the following:
•the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, scheme of arrangement, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of AGA and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to AGA or one of its subsidiaries;
•the consummation of any transaction (including, without limitation, any merger, scheme of arrangement, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a subsidiary of AGA) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50 percent of the combined voting power of AGA’s voting stock or other voting stock into which AGA’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares;
•AGA consolidates with, or merges with or into, or enters into a scheme of arrangement with or amalgamates with, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, or enters into a plan or arrangement with, AGA, in any such event pursuant to a transaction in which any of the outstanding voting stock of AGA or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of AGA outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;
•the first day on which the majority of the members of the board of directors of AGA cease to be continuing directors; or
•the adoption of a plan relating to the liquidation or dissolution of AGA.
Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) AGA becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of AGA’s voting stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50 percent of the voting stock of such holding company.
The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of AGA’s and its subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require AGA Holdings to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of AGA’s and its subsidiaries’ assets taken as a whole to another person or group may be uncertain.
“change of control repurchase event” means, provided the notes carry an investment grade rating from both of the rating agencies immediately prior to the occurrence of the change of control or the public notice of the intention by AGA to effect the change of control, as the case may be, the notes cease to be rated investment grade by each of the rating agencies on any date during the 60-day period (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control; and (2) public notice of the intention by AGA to effect a change of control; provided, however, that a change of control repurchase event shall be deemed not to have occurred if (A) a rating agency that has reduced its rating of the notes below investment grade during that period does not announce or publicly confirm or inform the trustee in writing at AGA Holdings’ request that the reduction was the result, in whole or in part, of any event or circumstance comprised from or arising as a result of the applicable change of control (regardless of whether that change of control shall then have occurred) or (B) a rating of the notes by one of the rating agencies is within that period subsequently upgraded to an investment grade credit rating. Notwithstanding the foregoing, a change of control repurchase event will be deemed not to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.
“continuing director” means, as of any date of determination, any member of the board of directors of AGA who:
•was a member of such board of directors on the date of the closing of this offering; or
•was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of AGA’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBBor better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by AGA as a replacement rating agency or replacement ratings agencies.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“rating agency” means each of Moody’s and S&P; provided, however, that if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of AGA’s control, AGA may select (as certified by a resolution of AGA’s board of directors) a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGrawHill Companies, Inc., and its successors.
“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of AGA and, thus, the removal of incumbent management. Subject to the limitations discussed below, AGA could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect AGA’s capital structure or credit ratings on the notes. Restrictions on AGA’s ability to incur liens are contained in the covenants as described under “—Limitation on Liens” below.
AGA Holdings may not have sufficient funds to repurchase all the notes upon a change of control repurchase event.
Payment of Additional Amounts
We will pay all amounts of principal of, and any premium and interest on, the notes, and all payments pursuant to any guarantee shall be made, without deduction or withholding for any taxes, duties, assessments or other charges imposed by the government of the United Kingdom or the Isle of Man or any other jurisdiction where we and the guarantor are tax resident or in which we do business, as the case may be, or the government of a jurisdiction in which a successor to any of us, as the case may be, is organized or tax resident (each such jurisdiction, a “Taxing Jurisdiction”), unless such taxes, duties, assessments or other governmental charges are required by a Taxing Jurisdiction to be deducted or withheld. In that event, we (or the guarantor) will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these “additional amounts” will not include:
•the amount of any tax, duty, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction (including any unit of the federal or a state government of the United States);
•the amount of any tax, duty, assessment or other governmental charge that is only payable because either:
•a type of connection exists between the holder and a Taxing Jurisdiction; or
•the holder presented the note for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;
•any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;
•the amount of any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the notes;
•the amount of any tax, duty, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the note failing to accurately comply with a request from us either to provide information concerning the beneficial owner’s nationality, residence or identity or make any claim or to satisfy any information or reporting requirement, if the completion of either is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from the applicable governmental charge;
•any withholding or deduction that is imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Counsel Meeting of 26-27 November 2000 or any law implementing or complying with or introduced in order to conform to such Directive; or
•any combination of the withholdings, taxes, duties, assessments or other governmental charges described above.

Additionally, additional amounts shall not be paid with respect to any payment to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder.
References in this “—Description of the 2040 Notes” to principal or interest will be deemed to include additional amounts payable with respect thereto.
Limitation on Liens
AGA covenants in the Indenture that it will not, nor will it permit any “Restricted Subsidiary” to, create, incur, issue, assume or guarantee any Capital Markets Indebtedness if the Capital Markets Indebtedness is secured by any mortgage, security interest, pledge, lien or other encumbrance (collectively, a “lien” or “liens”) upon any “Principal Property” of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the securities issued under the Indenture equally and ratably with or prior to such secured Capital Markets Indebtedness. See below for definitions of “Restricted Subsidiary”, “Capital Markets Indebtedness” and “Principal Property”.
This lien restriction will not apply to, among other things:
•liens already existing at 28 April 2010 (the date of the Indenture);
•liens on property or securities of any corporation existing at the time such corporation becomes a Restricted Subsidiary;
•liens arising by operation of law in the ordinary course of business and securing amounts not more than 60 days overdue;
•liens created on an undertaking or asset in favour of a governmental or quasi-governmental (whether national, local or regional) or supra-governmental body in respect of the financing of that undertaking or asset at a preferential rate which secures only the payment or repayment of the financing for that undertaking or asset;
•liens created in respect of any margin or collateral delivered or otherwise provided in connection with metal transactions;
•liens on any property acquired, constructed or improved after the date of the Indenture that are created or assumed before or within 12 months after the acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price or cost of construction or improvement incurred after the date of the Indenture, or existing liens on property acquired after the date of the Indenture, provided that such liens are limited to such property acquired or constructed or to the improvement of such properties;
•liens on any Principal Property imposed to secure all or any part of the payment of costs of exploration, drilling, development, operation, construction, alteration, repair, improvement or rehabilitation, if they are created or assumed before or within 12 months after completion of these activities;
•liens securing debt owed by a Restricted Subsidiary to AGA or to another Restricted Subsidiary;
•liens on any property, shares of stock or indebtedness of a corporation consolidated with or merged into, or substantially all of the assets of which are acquired by AGA or a Restricted Subsidiary existing at the time of such acquisition;
•certain deposits or pledges of assets;

•liens in favour of governmental bodies to secure partial, progress, advance or other payments under any contract or statute or to secure indebtedness incurred to finance all or any part of the purchase price or cost of constructing or improving the property subject to these liens, including liens to secure tax exempt pollution control revenue bonds;
•liens on property acquired by AGA or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;
•judgment liens in which the finality of the judgment is being contested in good faith;
•liens for the sole purpose of extending, renewing or replacing debt secured by the permitted liens listed here, subject to certain limitations;
•liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can be paid without penalty after they are due, or which are being contested in good faith; landlord’s liens on leased property; and other similar liens which do not, in the opinion of AGA, materially impair the use of that property in the operation of its business or the business of a Restricted Subsidiary or the value of that property for the purposes of that business;
•any sale of receivables that is reflected as secured indebtedness on a balance sheet prepared in accordance with International Financial Reporting Standards;
•liens on margin stock owned by AGA and its Restricted Subsidiaries to the extent this margin stock exceeds 25 percent of the fair market value of the sum of the Principal Property and that of the Restricted Subsidiaries plus the shares of stock (including margin stock) and indebtedness incurred by the Restricted Subsidiaries;
•liens over assets for the purpose of securing financing for construction and development of a project such as a mining venture, which we usually call “project finance”;
•any mineral right, royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest kept by the seller in a property AGA acquires, and any sale by AGA to another person of a mineral right, royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest;
•any lien created to secure our portion of someone else’s expenses to develop or conduct operations with respect to mineral resources on a property in which we or one of our Restricted Subsidiaries has an interest;
•any conveyance or assignment under the terms of which AGA or one of its Restricted Subsidiaries conveys or assigns to any person an interest in any mineral and/or the proceeds thereof, any royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest in real property; and
•any lien to secure the performance of our obligations to others who jointly hold an interest in property with AGA or one of its Restricted Subsidiaries.
The lien restriction described above does not apply to Capital Markets Indebtedness secured by a lien, if the Capital Markets Indebtedness, together with all other Capital Markets Indebtedness secured by liens (not including permitted liens described above) and the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with Sale and Lease Back Transactions (as defined below) entered into after 28 April 2010 (the date of the Indenture) (but not including Sale and Lease Back Transactions (as defined below) pursuant to which debt has been retired), does not exceed ten percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries, as shown on the audited consolidated balance sheet prepared in accordance with International Financial Reporting Standards (“IFRS”).

The term “Restricted Subsidiary” is defined in the Indenture to mean any wholly-owned subsidiary of AGA which also owns a Principal Property, unless the subsidiary is primarily engaged in the business of a finance company.
The term “Capital Markets Indebtedness” is defined in the Indenture to mean any indebtedness for money borrowed or interest thereon in the form of bonds, notes, debentures, loan stock or other similar securities that are, or are capable of being, quoted, listed or ordinarily dealt with in any stock exchange, over-the- counter or other securities market, having an original maturity of more than 365 days from its date of issue, or any guarantee or indemnity in respect of Capital Markets Indebtedness.
The term “Principal Property” is defined in the Indenture to mean any mine or mining-related facility, together with the land upon which such plant or other facility is erected and fixtures comprising a part thereof, whose net book value exceeds five percent of consolidated net tangible assets of AGA and its consolidated subsidiaries, unless the board of directors of AGA thinks that the property is not of material importance to its overall business or that the portion of a property in question is not of material importance to the rest of such property.
Limitation on Sale and Lease Back Transactions
AGA covenants in the Indenture that it will not, nor will it permit any Restricted Subsidiary, to enter into any arrangement with any party providing for the leasing to it or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by it or the Restricted Subsidiary to the party (a “Sale and Lease Back Transaction”), unless:
•the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) of the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into after 28 April 2010 (the date of the Indenture) and the aggregate principal amount of the AGA’s debt secured by liens on Principal Property of AGA or any Restricted Subsidiary (but not including permitted liens and Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed ten percent of the consolidated net tangible assets of AGA and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with International Financial Reporting Standards;
•AGA or the Restricted Subsidiary would be entitled to incur debt secured by a lien on the Principal Property to be leased without securing the securities issued under the Indenture, as described in the bullet points under “—Limitation on Liens” above;
•AGA applies an amount equal to the greater of the net proceeds of the sale or transfer or fair value of the Principal Property that is the subject of a Sale and Lease Back Transaction to the retirement of the securities, or to the retirement of long-term indebtedness of AGA or a Restricted Subsidiary that is not subordinated to the debt securities issued; or
•AGA enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair value of the Principal Property leased.
Events of Default
You will have special rights if an Event of Default occurs in respect of the notes and is not cured, as described later in this subsection.
What Is an Event of Default? The term “Event of Default” in respect of the notes means any of the following:
•failure to pay the principal of, or any premium on, the notes on their due date;
•failure to pay interest or additional amounts on the notes within 30 days of their due date;

•failure to deposit any sinking fund payment in respect of the notes on their due date;
•we or the guarantor remain in breach of a covenant in respect of the notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of the notes; or
•we or the guarantor file for bankruptcy or certain other events of bankruptcy, insolvency or reorganisation occur.
An Event of Default for the notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture or any other indenture. The trustee may withhold notice to the holders of notes of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders of the notes.
Remedies if an Event of Default Occurs. If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25 percent in principal amount of the notes may declare the entire principal amount of all the notes to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the notes.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”) satisfactory to the trustee. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:
•you must give your trustee written notice that an Event of Default has occurred and remains uncured;
•the holders of at least 25 percent in principal amount of all outstanding notes must make a written request that the trustee take action because of the default and must offer indemnity to the trustee reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•the holders of a majority in principal amount of the notes must not have given the trustee a direction inconsistent with the above notice.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the due date.
Holders of a majority in principal amount of the notes may waive any past defaults other than:
•the payment of principal, any premium or interest; and
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.

Each year, we and the guarantor will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the notes, or else specifying any default.
Merger or Consolidation
Under the terms of the Indenture, we and the guarantor are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for the notes;
•immediately after giving effect to the merger or sale of assets, no default on the notes shall have occurred and be continuing. For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “—Events of Default—What Is an Event of Default?”. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded; and
•we must deliver certain certificates and documents to the trustee.
Modification or Waiver
There are three types of changes we can make to the Indenture and the notes.
Changes Requiring Your Approval. First, there are changes that we cannot make to your notes without your specific approval. Following is a list of those types of changes:
•change the stated maturity of the principal of (or premium, if any) or interest on the notes;
•reduce any amounts due on the notes;
•reduce the amount of principal payable upon acceleration of the maturity of the notes following a default;
•adversely affect any right of repayment at the holder’s option;
•change the place or currency of payment on the notes;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange the notes in accordance with their terms;
•reduce the percentage in principal amount of holders of the notes whose consent is needed to modify or amend the Indenture;
•reduce the percentage in principal amount of holders of the notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults under the Indenture;
•modify any other aspect of the provisions of the Indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation to pay additional amounts, as explained above under “—Payment of Additional Amounts”.

Changes Not Requiring Approval. The second type of change does not require any vote by the holders of the notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding notes in any material respect. We also do not need any approval to make any change that affects only notes to be issued under the Indenture after the change takes effect.
Changes Requiring Majority Approval. Any other change to the Indenture or the notes would require the following approval:
•if the change affects the notes, it must be approved by the holders of a majority in principal amount of the notes;
•if the change affects more than one series of debt securities issued under the Indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, any resolution passed or decision taken at any meeting of the holders of a series of debt securities must be in writing.
The holders of a majority in principal amount of any series of debt securities issued under the Indenture may waive our (and, in the case of the notes or other guaranteed debt securities, the guarantor’s) compliance with some of our covenants in the Indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval”.
Further Details Concerning Voting. We will generally be entitled to set any day as a record date for the purpose of determining the holders of notes that are entitled to vote or take other action under the Indenture. If we set a record date for a vote or other action to be taken by holders of the notes, that vote or action may be taken only by persons who are holders of outstanding notes on the record date, and the vote or other action must be taken within eleven months following the record date. The holder of a note will be entitled to one vote for each $1,000 principal amount of the note that is outstanding and held by it. Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Notes will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance”.
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE NOTES OR REQUEST A WAIVER.
Sinking Fund
The notes will not be entitled to the benefit of a sinking fund.
Defeasance
The following provisions will be applicable to the notes.
Covenant Defeasance. Under certain circumstances as described below, we or the guarantor can be released from some of the restrictive covenants in the Indenture. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and U.S. government securities set aside in trust to repay your notes. In order to achieve covenant defeasance, we must do the following:
•we must deposit in trust for the benefit of all holders of the notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates;
•the “covenant defeasance” must not otherwise result in a breach of the Indenture or any of our and the guarantor’s material agreements;

•no Event of Default must have occurred and remain uncured;
•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity; and
•we must deliver to the trustee a legal opinion and officer’s certificate, each stating that all conditions precedent to “covenant defeasance” under the Indenture have been met.
If we accomplish covenant defeasance, you can still look to us for repayment of the notes if there is a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance. Under certain circumstances, as described below, we or the guarantor can legally release ourselves from all payment and certain other obligations on the notes. This is called “full defeasance”. In order to achieve full defeasance, we must put in place the following arrangements for you to be repaid:
•we must deposit in trust for the benefit of all holders of the notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates;
•the “full defeasance” must not otherwise result in a breach of the Indenture or any of our and the guarantor’s material agreements;
•no Event of Default must have occurred and remain uncured;
•we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity. Under current U.S. federal income tax law, the deposit and our legal release from the notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your notes and you would recognise gain or loss on the notes at the time of the deposit; and
•we must deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to “full defeasance” under the Indenture have been met.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the notes. You could not look to us for repayment in the unlikely event of any shortfall.
Listing
The notes are listed on the New York Stock Exchange.
Guarantee
AGA fully and unconditionally guarantees the payment of the principal of, premium, if any, and interest on the notes, including any additional amounts, when and as any such payments become due, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the notes is unsecured and unsubordinated indebtedness of AGA and ranks equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantee is or will be effectively subordinated to any of AGA’s existing and future secured debt, to the extent of the value of the assets securing such debt, and structurally subordinated to all of the existing and future liabilities (including trade payables) of each of AGA’s subsidiaries (other than AGA Holdings).

Under the terms of the full and unconditional guarantee, holders of notes will not be required to exercise their remedies against AGA Holdings before they proceed directly against AGA.
Trustee
The Bank of New York Mellon is trustee, paying agent and registrar under the Indenture. The Bank of New York Mellon’s address currently is 240 Greenwich Street, New York, New York 10286.